Exhibit (r)(3)

INVESTMENT ADVISER CODE OF ETHICS

INTRODUCTION

Rule 204A-1 under the Advisers Act requires each federally registered investment adviser to adopt a written code of ethics (the “Code”) designed to prevent fraud by reinforcing the principles that govern the conduct of investment advisory firms and their personnel. In addition, the Code must set forth specific requirements relating to personal securities trading activity including reporting transactions and holdings.

Generally, the Code applies to directors, officers and employees acting in an investment advisory capacity who are known as Supervised Persons and, in some cases, also as Access Persons of the adviser. Supervised Persons covered by more than one code of ethics meeting the requirements of Rule 204A-1 will be subject to the code of the primary entity with which the Supervised Person is associated. Employees identified as Supervised and Access Persons must comply with the Code. Compliance is responsible for notifying each individual who is subject to the Code. Supervised Persons must be provided and must acknowledge receipt of this Code and any amendments to the Code. They must also comply with the federal securities laws.

GENERAL ETHICAL STANDARDS

Prudential holds its employees to the highest ethical standards. Maintaining high standards requires a total commitment to sound ethical principles and Prudential’s values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient.

It is the responsibility of management to make the Company’s ethical standards clear. At every level, employees must set the right example in their daily conduct. Prudential expects employees to be honest and forthright and to use good judgment. We expect them to deal fairly with customers, suppliers, competitors, and one another. We expect them to avoid taking unfair advantage of others through manipulation, concealment, abuse of confidential information or misrepresentation. Moreover, employees must understand the expectations of the Company and apply these guidelines to analogous situations or seek guidance if they have questions about conduct in given circumstances.

It is each employee’s responsibility to ensure that we:

➢ Nurture a company culture that is highly moral and make decisions based on what is right.

➢ Build lasting customer relationships by offering only those products and services that are appropriate to customers’ needs and provide fair value.

➢ Maintain an environment where employees conduct themselves with courage, integrity, honesty and fair dealing at all times.

➢ Ensure no individual’s personal success or business group’s bottom line is more important than preserving the name and goodwill of Prudential.

➢ Regularly monitor and work to improve our ethical work environment.

Because Ethics is not a science, there may be gray areas. We encourage individuals to ask for help in making the right decisions. Business Management, Business Ethics Officers, and our Human Resources, Law and Compliance and Enterprise Ethics professionals are all available for guidance at any time.

INVESTMENT ADVISER FIDUCIARY STANDARDS

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination
revised 12/14/2023

Investment advisers are fiduciaries for clients. Fiduciary status may exist under contract; common law; state law; or federal laws, such as the Investment Advisers Act of 1940, the Investment Company Act of 1940 and ERISA.

Whenever a Prudential adviser acts in a fiduciary capacity, it will endeavor to consistently put the client’s interest ahead of the firm’s interests. It will disclose actual and potential meaningful conflicts of interest. It will manage actual conflicts in accordance with applicable legal standards. If applicable legal standards do not permit management of a conflict, the adviser will avoid the conflict. Adviser personnel will not engage in fraudulent, deceptive or manipulative conduct. Advisers will act with appropriate care, skill and diligence.

Advisory personnel are required to know when an adviser is acting as a fiduciary with respect to the work they are doing. In such cases, advisory personnel are expected to comply with all fiduciary standards applicable to the firm in performing their duties. In addition, they must also put the client’s interest ahead of their own personal interest. An employee’s fiduciary duty is a personal obligation. While advisory personnel may rely upon subordinates to perform many tasks that are part of their responsibilities, they are personally responsible for fiduciary obligations even if carried out through subordinates. Employees should be aware that failure to adhere to the standards under this Code might lead to disciplinary action up to and including termination of employment.

REPORTING VIOLATIONS OF THE CODE

It is the responsibility of each Supervised Person and Access Person to promptly report any violations of this Code to his/her Chief Compliance Officer. The investment adviser will provide disclosure of issues to clients upon request.

INCORPORATED POLICIES

In addition to this document, the following policies are also considered part of this Code:

●	Information Barrier Standards. It is each Supervised and Access Person’s responsibility to know whether their investment management unit is subject to the information barrier restrictions under the Information Barrier Standards. Compliance will provide training to inform employees of their obligations.
●	Personal Securities Trading Standards. All investment advisory personnel are subject to the Personal Securities Trading Standards and must comply with all requirements therein unless otherwise notified by Compliance.
●	Global Insider Trading Policy. All employees of Prudential are subject to the Global Insider Trading Policy and must comply with applicable requirements.

ADDITIONAL RESOURCES

Although not part of this Code, Prudential’s Code of Conduct, titled Making the Right Choices, applies to all Prudential employees, including those affiliated with an investment adviser. In addition to the Code, employees in the investment advisory business are also subject to all applicable compliance manuals, policies, procedures and international summaries of the Personal Securities Trading & Information Barrier Standards. If you have any questions as to your requirements under the Code or as to which registered investment adviser(s) you are affiliated with, you should contact your business unit compliance office.

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination
revised 12/14/2023

Investment Advisor and Broker Dealer
Personal Securities Trading Standards

Table of Contents

Section 1: Prudential’s Investment Advisor and Broker Dealer Insider Trading Standards	4
Section 2: General Principles and Standards of Business Conduct	6
Section 3: Monitoring Classifications	7
Section 4: Account Maintenance	8
Securities, Futures, Mutual Fund Only and 529 Accounts and Authorized Broker-Dealers	8
Discretionary Managed Accounts	9
Section 5: Pre-clearance Requirements	9
Pre-clearance Requirements – General	9
Pre-clearance Requirements - Margin Accounts and Limit Orders	10
Pre-clearance Requirements - Gifts of Covered Securities	10
Submitting a Pre-clearance Request	10
Section 6: General Trading and Other Restrictions	11
Material Nonpublic Information:	11
Sixty-Day Mutual Fund Holding Period	11
Blackout Periods	11
Short-Swing Profits	12
Exceptions (Sixty-Day Holding Period, Access/Investment Person Blackout Periods and Short Swing Profits). 12
Prudential Securities	12
Employer-issued Stock Option Transactions	12
Short Sales	13
Futures	13
Options	13
Initial Public Offerings	13
Private Placements	13
Restricted Lists and Watch Lists	14
Investment Clubs	14
Board Memberships and Joint Ventures	14
PGIM Real Estate – Prudential Retirement Real Estate Fund (“PRREF”) Restrictions	15
Section 8: Associated Persons	15
Section 9: Acknowledgements	16
Initial and Annual Account Acknowledgement	16
Initial and Annual Holdings Report	16
Initial and Annual Investment Adviser’s Code of Ethics	16
Initial and Annual Information Barrier Standards Acknowledgement	17

Broker Consent	17
PST Data Protection Acknowledgement	17
Other Compliance Acknowledgements and Certifications	17
Section 10: Administration and Recordkeeping	17
Non-Compliance	17
Exceptions	17
Recordkeeping	18
EXHIBIT A	19
EXHIBIT B	24

Section 1: Prudential’s Investment Advisor and Broker Dealer Insider Trading Standards

Prudential Financial, Inc. and its subsidiaries (collectively “Prudential” or the “Company”) aspires to the highest standard of business ethics. Accordingly, Prudential has developed the following standards and requirements for directors, officers and employees of/or supporting an investment advisor and/or broker dealer to properly protect material nonpublic information (MNPI) and to comply with laws and regulations governing insider trading.

A.	Definition of Material Nonpublic Information

In the course of your work at Prudential, you may receive or have access to material nonpublic information about Prudential or other public companies. The Company standards, industry practice and federal and state laws establish strict guidelines regarding the use of material nonpublic information. In addition to these requirements, Prudential has established the corporate master policy entitled “Global Insider Trading Policy.” Additionally, the Information Barrier Standards have been adopted to provide specific requirements for employees of an Investment Sector (as defined in the Information Barrier Standards) and its constituent investment units (including their operations located outside the U.S.).

“Material” information is information that, considering all of the surrounding facts and circumstances, a reasonable person would consider important in making a decision to buy, sell or hold a security. Both positive and negative information can be material. There is no “bright line” between what is material and what is not. Since materiality must always be determined in light of all of the surrounding facts and circumstances, a change in those facts and circumstances may well change the nature of the information from non-material to material. Moreover, although multiple pieces of information may not be material individually, if the aggregate effect of those pieces would alter the “total mix” of available information regarding the issuer, then such pieces of information are considered material.

“Non-public” information is information that has not been disclosed to the general public. In order to establish that the information has been disclosed to the public, the information must be widely disseminated. Information generally would be considered widely disseminated if it has been disclosed through the Dow Jones “broad tape,” newswire services, a broadcast on widely available radio or television programs, publication in a widely available newspaper, magazine or news website, or public disclosure documents filed with the SEC that are available on the SEC’s website. By contrast, information would likely not be considered widely disseminated if it is available only to a company’s employees, or if it is only available to a select group of analysts, brokers and institutional investors. Once information is widely disseminated, it is still necessary to provide the investing public with sufficient time to absorb the information. As a general rule, information should not be considered fully absorbed by the marketplace until after the second full trading day after the day on which the information is released. If, for example, a company were to make an announcement on a Monday, you should not trade in that company’s securities until after close of market on Wednesday.

You may not use material nonpublic information, including information obtained in the course of your employment, for your personal gain or share such information with others for their personal benefit. You must treat as confidential all information that is not publicly disclosed concerning Prudential’s financial information and key performance drivers, investment activity or plans, or the financial condition and business activity (potentially including cyber incidents and cyber risk) of Prudential or any company with which Prudential is doing business.

If you possess material nonpublic information, you must preserve its confidentiality and disclose it

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only to other Employees who have a legitimate business need for the information. In these circumstances, you must contact the Law Department or Compliance prior to sharing this information so that proper precautions can be taken.

In the course of your business activities, you may be involved in confidential analysis involving other external public companies. You must treat as confidential all information received relating to this analysis and discuss it only with those employees who have a legitimate business need for the information. You may not personally use this information or share such information with others for anyone’s personal benefit. Under federal securities law, it is illegal to buy or sell a security while in possession of material nonpublic information relating to the security.,1 It is also illegal to “tip” others about inside information. In other words, you may not pass material nonpublic information about an issuer on to others or recommend that they trade the issuer’s securities.

Insider trading is an extremely complex area of the law principally regulated by the Securities and Exchange Commission (“SEC”). If you have any questions concerning the law or a particular situation, you should consult with the Compliance Department or the Law Department. If you believe that you may have material nonpublic information about a public company obtained in the course of your position, or if you are in a portfolio or asset management unit and you believe you may have material nonpublic information regardless of the source, you should notify your Chief Compliance Officer so that the securities can be monitored and/or placed on a restricted list as appropriate.

B.	Prudential Insider Trading Rules

Below are rules concerning insider trading. Failure to comply with these rules could result in violations of the federal securities laws and subject you to severe penalties described in Section H.1 and Section

H.2. Violations of these rules also may result in discipline by Prudential up to and including termination of employment. You may not buy or sell securities issued by Prudential or any other public company if you are in possession of material nonpublic information relating to those companies. This restriction applies to transactions for you, members of your family, Prudential, or any other person for whom you may buy or sell securities. In addition, you may not recommend to others that they buy or sell that security while you are in possession of material nonpublic information.

If you are aware that Prudential is considering or actually trading any security for any account it manages, you must regard that as material nonpublic information. Accordingly, you may not make any trade or recommendation involving that security until seven calendar days after you know that such trading is no longer being considered or until seven calendar days after Prudential ceases trading in that security, whichever is longer. In addition, you must treat any nonpublic information about portfolio holdings of any registered investment company managed by Prudential as material nonpublic information. You may not communicate material nonpublic information to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential (i.e., individuals with a “need to know”).

You should refrain from buying or selling securities issued by any companies about which you are involved in, or have information related to, confidential analysis. In addition, you may not communicate any information regarding the confidential analysis of the company, or that Prudential is even evaluating the company, to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential.

1 In some circumstances, additional elements may be required for there to be a violation of law, including intent, or knowledge of wrongdoing and breach of a duty.

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C.	Penalties for Insider Trading[2]

1.	Penalties for Individuals

Individuals who illegally trade while in possession of material nonpublic information or who illegally tip such information to others may be subject to severe civil and criminal penalties including disgorgement of profits, substantial fines, and imprisonment. Employment consequences of such behavior may include the loss or suspension of licenses to work in the securities industry, and disciplinary action by Prudential that may include fines or other monetary penalties, suspension without pay, reduction in paid time off (PTO) days, or other disciplinary action up to and including termination of employment.

2.	Penalties for Supervisors

The law provides for penalties for “controlling persons” of individuals who engage in insider trading. Accordingly, under certain circumstances, supervisors of an Employee who is found liable for insider trading may be subject to criminal fines up to $1 million per violation, civil penalties and fines, and discipline by Prudential up to and including termination of employment.

3.	Penalties for Prudential

Prudential could also be subject to penalties in the event an Employee is found liable for insider trading. Such penalties include, among others, harsh criminal fines and civil penalties, as well as restrictions placed on Prudential’s ability to conduct certain business activities including broker- dealer, investment adviser, and investment company activities.

Section 2: General Principles and Standards of Business Conduct

Prudential has developed these Personal Securities Trading Standards (the “Standards”) which are designed for directors, officers and employees of/or supporting an investment advisor and/or broker dealer to comply with Rule 204A-1 under the Investment Advisers Act of 1940, and Rule 17(j) under the Investment Company Act of 1940 and/or Financial Industry Regulatory Authority (“FINRA”) rules, as applicable.

The Company has delegated administration of these Standards to the Compliance Operations team within Corporate Compliance. Using the STAR system (“STAR/”), and other methods, Compliance Operations and Local Business Unit Compliance conduct reviews of personal securities transactions with a view towards determining whether Employees have complied with all applicable provisions of these Standards. Corporate Compliance is responsible for developing and maintaining standard operating procedures detailing the scope and frequency of surveillance reports. Local Business Unit Compliance is responsible for developing and maintaining more detailed standard operating procedures around this monitoring process to detect and prevent violations of these Standards.

Capitalized Terms used throughout these Standards are defined in the Glossary in Exhibit A. Exhibit B provides a summary of the requirements under these Standards. If you are unclear as to your personal trading and reporting responsibilities, or have any questions concerning any aspect of these Standards, please contact Compliance Operations at PST.help@prudential.com.

2 In addition to the penalties listed in this section, Prudential and/or a Prudential Employee could be subject to penalties under the Employee Retirement Income Security Act of 1974 (ERISA) if the insider trading occurs in connection with an ERISA plan’s investment. Other laws and penalties may apply to non-U.S. employees.

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Section 3: Monitoring Classifications

Employee classifications (also referred to as Access Levels) are disclosed to them within STAR or Prudential’s Compliance Center. Certain contingent workers may be classified under these Standards and the classifications for such persons are disclosed in STAR as well. For ease of reference, the term Employee will be used throughout these Standards and multiple classifications may apply depending on the person’s role.

If you have been assigned multiple classifications in STAR, please note that you must adhere to the requirements for all classifications that have been assigned to you. Employees classified as one or more of the following are subject to these Standards:

●	Supervised Persons – Individuals who are officers, directors, and employees of a registered investment adviser, as well as certain other individuals who provide advice on behalf of the adviser and are subject to the adviser’s supervision and control.
●	Access Persons – Employees who work in or support portfolio management activities, have access to nonpublic investment advisory client trading information or recommendations, or have access to nonpublic portfolio holdings of mutual funds. This includes Employees or officers of a mutual fund or investment adviser who, in connection with their normal responsibilities, make, participate in, or have access to current or pending information regarding the purchase or sale of securities by any portfolios managed by the business unit or group of business units to which the individual is deemed to have access. This may also include Employees who do not have access to nonpublic trading or holdings information, but who have been identified by Compliance as individuals who should be held to the standards that apply to an Access Person because of the activities conducted by their business unit.
●	Investment Persons – Access Persons who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities for client accounts (i.e., public-side portfolio managers, traders, analysts, other individuals designated by the Local Business Unit Compliance Officer).
●	Designated Person – An Employee who, during the normal course of his or her job, has routine access to material nonpublic information about Prudential. Material nonpublic information may consist of financial or non-financial information about Prudential as a whole, or one or more Divisions or Segments. Refer to “Global Insider Trading Policy for specific standards/requirements.
●	Associated Person – Any officer, director or branch manager (or any person occupying a similar status or performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with the broker-dealer, any Employee of the broker- dealer or individuals performing covered functions under the Operations Professional rule 1230 (b)(6), except someone whose functions are solely clerical or ministerial. This includes all Employees and support personnel who are registered with a FINRA member broker-dealer firm. See Section 8.

Employees should consult with their Local Business Unit and, as applicable, Broker-Dealer or Investment Adviser Compliance Officers to determine whether any additional personal trading standards or procedures have been adopted by their business unit, broker dealer or investment adviser. Furthermore, Employees located outside of the United States should consult with their Local

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Business Unit Compliance Officers for clarification regarding the applicability of these Standards which may be limited due to local laws.

Section 4: Account Maintenance

Securities, Futures, Mutual Fund Only and 529 Accounts and Authorized Broker-Dealers

Access Persons, Investment Persons and Associated Persons are required to maintain their Securities (even if the account is limited to the purchase and sale of open-end mutual funds) and/or Futures Accounts at an Authorized Broker-Dealer and/or Future Commission Merchant (“FCM”) (please see Exhibit A for the definition of Securities Accounts and for the list of Authorized Broker Dealers and FCMs). This includes Securities Accounts for Immediate Family Members of Access, Investment and/or Associated Persons. This requirement does not apply to Employees outside of the U.S. maintaining accounts with foreign broker dealers, unless such Employees are employed by a U.S registered investment adviser that is affiliated with the Company in which case local policies and procedures, as approved by the Local Business Unit’s Chief Compliance Officer, will apply.

Some mutual fund companies allow mutual fund shares to be purchased and held directly through the fund’s transfer agent rather than through a broker-dealer. Such mutual fund transfer agency accounts, including the underlying transactions and holdings in those accounts, do not need to be reported to Prudential.

529 College Savings Plans purchased directly from or held directly with a state sponsor rather than through a broker- dealer are not subject to these Standards and do not require disclosure.

All Securities Accounts must be reported in STAR which can be accessed by typing “STAR /” while connected to Prudential systems. Employees who are newly subject to this requirement are required to transfer their Securities Accounts to an Authorized Broker-Dealer and/or FCM (futures accounts only) within sixty days of their Company start date or the date the Employee becomes subject to these Standards as a result of transfer or newly acquired access to material, nonpublic information.

In addition, in the event that an Employee opens a new Securities Account, they must report it in STAR within thirty days of activating the new account.

Exceptions to the Authorized Broker-Dealer and/or FCM (futures accounts only) requirement will be evaluated on a case-by-case basis and will be approved on a limited basis. If, at any time, the facts and circumstances have changed regarding an account(s) for which an exception has been previously granted, the Employee must promptly notify Compliance and request that the account(s) be reviewed in light of the changed circumstances.

Additionally, Employees must submit documentation to Compliance upon request to re-validate exceptions that were previously granted.

Access, Investment and Associated Persons, excluding international PGIM units who were granted an exception to the Authorized Broker-Dealer and/or FCM (futures accounts only) requirement, must manually enter all transactions in Covered Securities into the STAR system as soon as possible, but no later than 10 days after the quarter ends. Additionally, Access and Investment Persons must certify to the accuracy of manually entered transactions periodically.

Certain brokers may require written consent forms with physical signatures from all account owners,

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including Immediate Family Members (otherwise known as Household Members), prior to transmitting personal trading data to Prudential Financial, Inc. for new and existing accounts.

Discretionary Managed Accounts

Access Persons Investment Persons and Associated Persons must disclose Discretionary Managed Accounts to Compliance Operations and must provide a copy of the executed Discretionary Managed Account Agreement for review and approval. Upon approval, trade monitoring, duplicate statements and trade confirmations for these accounts are not required to be submitted, unless you are an Employee who is subject to reporting requirements under Section 16 of the Securities Exchange Act of 1934 (such Employees will be notified by Compliance Operations). However, any Employee may be asked to provide Compliance with periodic statements for certain Discretionary Managed Accounts.

A Discretionary Managed Account Agreement may establish general investment objectives. However, the account owner may not make or be permitted to make any specific decisions regarding the purchase or sale of individual securities for the account. If the account owner has granted management of their Discretionary Managed Account to a third party, then the account owner must not influence or control the account, such as by suggesting purchases or sales of investments, directing transactions, or consulting with the manager regarding allocation of investments in any way that could affect the selection of specific securities.

Certain Employees who have reported and have received approval to maintain a Discretionary Managed Account are required to complete a certification to the effect that they have not influenced the purchase and sale of investments as noted in the paragraph above. The financial professional responsible for the Discretionary Managed Account may be required to complete a separate certification to Prudential regarding the account. Additionally, either the employee or the financial professional may be asked periodically to discuss the nature of the account with Compliance.

For the purposes of these Standards, automated adviser accounts (colloquially referred to as robo- advisers) that utilize algorithms to manage client assets may be subject to the same provisions of these Standards as Discretionary Managed Accounts provided the robo-adviser’s managed account agreement is accepted by Compliance.

Section 5: Pre-clearance Requirements

Pre-clearance Requirements – General

Pre-clearance of personal securities transactions allows Prudential to prevent personal trades that may conflict with client trades or restricted lists. As such, Access Persons and Investment Persons (subject to the exceptions noted below) must pre-clear all transactions in Covered Securities as defined in Exhibit A. This includes all transactions executed by an Immediate Family Member. Access and Investment Persons are not required to pre-clear transactions that are non-volitional as defined in Exhibit A. Access Persons of Pruco Securities LLC (“Pruco”) / Prudential Financial Planning Services (“PFPS”) are required to: (i) avoid placing their own personal interests ahead of the interests of PFPS clients; (ii) avoid taking inappropriate advantage of their position with the Company; and (iii) avoid any actual or potential conflicts of interest. PFPS Access Persons’ personal securities transactions are monitored for potential conflicts of interest in ETF trades where the same ETF is transacted in their clients’ accounts on the same day.

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Furthermore,

●	All Access Persons of PGIM Real Estate and functional Employees must pre-clear all Covered Securities including real estate-related securities. Additionally, Employees in PGIM Real Estate and functional Employees are prohibited from trading any real estate related securities (including real estate investment trusts (REITs) and real estate operating companies (REOCs)) while employed by or supporting PGIM Real Estate.

You can confirm the restricted status of a security by entering a pre-clearance request into STAR or by contacting your Local Business Unit Compliance Officer.

Pre-clearance Requirements - Margin Accounts and Limit Orders

Trading approval is valid only for the day that it is granted. Employees who are subject to pre-clearance are discouraged from entering limit orders that carry over to a future trading day and from maintaining margin accounts. If you engage in multi-day limit orders, you must obtain pre-clearance approval on each day that the order is outstanding. Transactions triggered by limit orders, margin calls, or margin account maintenance fees require pre-clearance approval and may result in violations of the Standards.

Pre-clearance Requirements - Gifts of Covered Securities

Pre-clearance is required if an Access Person or Investment Person gifts a Covered Security to a person. Pre-clearance is not required if an Access Person or Investment Person donates a Covered Security to a charity/non-profit organization that the employee does not own/control. Employees who have Section 16 related filing obligations with regard to securities of Prudential Financial or PGIM Closed-End Funds must pre-clear all gifts of such securities.

Submitting a Pre-clearance Request

For U.S. based Employees, pre-clearance requests must be submitted via STAR which can be accessed by typing “STAR /” into a web browser while connected to Prudential systems.

Automated feedback will be provided as to whether the request is approved, denied, or in need of further review. Generally, pre-clearance requests may be submitted between 6:00 AM and 4:00 PM Eastern Standard Time. Submitting a pre-clearance request outside of these times will result in a system- generated denial. Approved trades must be executed by the close of business on the day in which the pre-clearance approval is granted. Approved orders for securities traded in foreign markets may be executed within two business days from the date pre-clearance is granted.

For non-U.S. based Employees, in certain instances local law or administrative issues may prohibit the use of STAR. In these cases, the personal trading activity of these Employees is approved, monitored, and tracked locally by the business unit compliance department through other methods which may include paper. Additionally, certain jurisdictions may grant pre-clearance approval for a duration spanning the current trading day and the next trading day for transactions executed on foreign exchanges. Absent such prohibitions, non-U.S. based Employees must utilize STAR for pre-clearance. Please consult your local Compliance Officer for details.

For private securities transactions, pre-clearance is a manual process and pre-approval request forms can be obtained through STAR or by contacting your Local Business Unit Compliance Officer and/or

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your Broker Dealer Compliance Officer if you’re affiliated or registered with Prudential Investment Management Services LLC (“PIMS”) or Prudential Annuities Distributors, Inc. (“PAD”). Completed private securities transactions must be reported to your Local Business Unit Compliance Officer within ten days following the close of the quarter in which the trade was executed. Associated Persons and Registered Representatives affiliated with Pruco are prohibited from engaging in private securities transactions. However, Pruco new hires should consult their Local Business Unit Compliance Officer regarding an exception for private securities investments where liquidations are not feasible.

Section 6: General Trading and Other Restrictions

Material Nonpublic Information:

No Employee may buy or sell any security while in possession of material nonpublic information about the issuer of that security.

Sixty-Day Mutual Fund Holding Period

Subject to the exceptions noted below, investment personnel of all business units, as well as the President, Chief Compliance Officer, and Chief Legal Officer of PGIM Investments LLC and AST Investment Services, Inc. (and each of their respective direct reports) are required to hold Affiliated Open End Mutual-Funds purchased for a period of 60 days. This 60-day holding period also applies to transactions in Affiliated Open End Mutual-Funds that serve as underlying investment options in Prudential sponsored insurance products. Profits realized on such transactions that do not adhere to the requirements of this Section may be required to be disgorged to the Fund or as otherwise deemed appropriate by the Committee.

Blackout Periods

Subject to the exceptions noted below: i) Access Persons of PGIM are prohibited from knowingly executing a securities transaction on the same day that a client in their business unit has a pending buy or sell order in the same or an equivalent security; and ii) Investment Persons of PGIM are prohibited from knowingly buying or selling a security within seven calendar days before or after a client in their business unit trades in the same or an equivalent security. These prohibitions will not apply to a fund or portfolio that replicates a broad-based securities market index as defined by the Compliance Operations and Local Business Unit Compliance. In addition, these prohibitions will not apply to Access or Investment Persons in PGIM Investments which outsources client trading to third-party subadvisers. If PGIM Investments (through SIRG) executes a trade in a Covered Security (i.e., an ETF), that Covered Security will be added to the appropriate Restricted List.

Transactions inadvertently executed by an Access Person or Investment Person of PGIM during a blackout period will not be considered a violation provided that the transaction was pre-cleared and was conducted without prior knowledge of the client trade. Additionally, Pruco Access Persons are exempt from this requirement given other personal trading restrictions.

Access and Investment Persons who may also be Designated Persons are prohibited from executing trades in Prudential related securities unless the trading window is open.

In addition, the Law Department may issue a trading restriction that applies to all or a certain subset of Employees on any Prudential-issued security or any security of a third-party issuer. Upon notification

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of such a restriction, applicable Employees are prohibited under these Standards from trading in the subject security during the pendency of the restriction.

Short-Swing Profits

Subject to the exceptions noted below, Investment Persons are prohibited from profiting froma purchase and sale, or sale and purchase, of the same or an equivalent security within any sixty-calendar day period. Transactions resulting in a loss are not subject to this prohibition.

●	For Investment Persons in SIRG, this prohibition is limited to the purchase and sale of the same or equivalent exchange traded funds. Transactions resulting in a loss are not subject to this prohibition.

In keeping with the spirit of this restriction, Investment Persons should not engage in options or other derivative strategies that lead to the exercise or assignment of securities that would result in a prohibited transaction (i.e., writing a short call or buying a long put with an expiration date of less than sixty days). Any such transaction would be considered as turnover within the sixty-day period and will result in a violation of these Standards.

Exceptions (Sixty-Day Holding Period, Access/Investment Person Blackout Periods and Short Swing Profits)

Exceptions may be granted to the Sixty-Day Holding Period, Blackout Periods and Short Swing Profits when the transaction is Non-Volitional or is:

●	in an approved Discretionary Managed Account;
●	part of an automatic investment/withdrawal program; or
●	part of an automatic rebalancing program.

Exceptions to Access/Investment Person Blackout Period and Short Swing Profit provisions may also be granted for De Minimis Transactions which are:

●	any trades, or series of trades effected over a 30-calendar day period, involving 500 shares or less in each direction (purchase or sale) of an equity security; and
●	any fixed-income securities transaction, or series of related transactions effected over a 30- calendar day period, involving 100 units ($100,000 principal amount) or less in each direction (purchase or sale).

Prudential Securities

All Employees are prohibited from trading Prudential securities while in possession of material nonpublic information regarding the Company. Refer to the “Global Insider Trading Policy” for specific requirements.

Employer-issued Stock Option Transactions

Access and Investment Persons of PGIM Quantitative Solutions LLC must obtain pre-clearance of any exercise of Employee compensation-based stock options issued by the Company. The exercise of Employee compensation-based stock options granted by a third party as compensation do not require

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pre-clearance provided the converted shares are not liquidated. All Employees with pre-clearance obligations must pre-clear the liquidation of shares resulting from the exercise of an employer-issued stock option.

Short Sales

Employees may not short sell Prudential related securities under any circumstances. Additionally, Investment Persons may not short sell any security which is owned by any portfolio managed by the business unit that he/she supports with the exception of short sales “against the box”. A short sale “against the box” refers to a short sale when the seller owns an equivalent amount of the same securities.

Futures

Those employees who are Associated Persons with the National Futures Association, including those Associated Persons of PGIM, Inc, PGIM Investments and PGIM Quantitative Solutions LLC are prohibited from trading futures in their personal trading accounts and are prohibited from maintaining a personal futures trading account.

All PGIM Fixed Income employees and individuals working within PGIM Fixed Income support functions are prohibited from personally investing in sovereign debt derivatives of any kind including swaps, futures, options or any other sovereign debt derivatives.

Options

Access Persons and Investment Persons of any PGIM business unit may not write naked call options or buy naked put options on a security owned by any portfolio managed by the business unit.

Access Persons and Investment Persons of any PGIM business unit may purchase options on securities not held by any portfolio managed by the business unit, or purchase call options or write put options on securities owned by any portfolio managed by the business unit, subject to pre-clearance and the same restrictions applicable to other securities. Access Persons and Investment Persons of any PGIM business unit may write covered call options or buy covered put options on a security owned by any portfolio managed by the business unit at the discretion of the business unit compliance officer. However, Investment Persons should keep in mind that the short-term trading profit rule might affect their ability to close out an option position at a profit as noted in the Short-Swing Profit prohibition outlined in Section 6.

Initial Public Offerings

All Associated Persons and Investment Persons (with the exception of Investment Personsin SIRG) are prohibited from purchasing initial public offerings of securities. Access Persons and SIRG Investment Persons, who are not Registered Representatives, must pre-clear purchases of initial public offerings of securities. Such pre-clearance requests should be submitted via STAR to your Local Business Unit Compliance Officer. For the purposes of these Standards, “initial public offerings of securities” do not include offerings of government or municipal securities.

Private Placements

Personal conflicts of interest (actual, potential or apparent) may arise from a variety of activity,

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including but not limited to, personal securities transactions and private securities transactions (including private placements) (“PSTs”). In the case of PSTs, should PSTs be permitted by that particular business unit, individuals who anticipate engaging in such activity, must disclose the activity and gain approval from the Compliance Department and/or business unit leadership prior to engaging in such activity. Mitigation plans must be put in place, as appropriate, to manage personal conflicts of interest to reasonably mitigate the ongoing risk to Prudential.

Additionally, Access Persons, PIMS and PAD Associated Persons, and Investment Persons are prohibited from investing in private placements including crowdfunding investments that are private placements without prior approval from their Local Business Unit and, as applicable, Broker-Dealer Compliance Officer through the STAR system and OBA Manager. Such approval must be obtained from the Local Business Unit Compliance Officer, and as applicable, Broker-Dealer Compliance Officer based on a determination that no conflict of interest is involved.

Associated Persons and Registered Representatives affiliated with Pruco are prohibited from engaging in private securities transactions. However, Pruco new hires should consult their Local Business Unit Compliance Officer regarding an exception for private securities investments where liquidations are not feasible.

Restricted Lists and Watch Lists

Access Persons and Investment Persons are prohibited from purchasing or selling securities of issuers on their respective business unit’s Restricted List.

The Local Business Unit Compliance Officers are responsible for maintaining these Restricted Lists and/or Watch Lists pursuant to their standard operating procedures. Each unit’s Restricted/Watch List(s) is typically coded into STAR by Compliance Operations for automated monitoring. Restricted Lists and Watch Lists are confidential and may not be shared across investment segments.

Employees who acquired restricted securities prior to becoming an Access Person, Investment Person, and Covered Person, or prior to the security being placed on the unit’s Restricted List or Watch List, must obtain written exception from their Local Business Unit Compliance Officer prior to the sale of such security.

Investment Clubs

Access Persons, Associated Persons, and Investment Persons may not participate in Investment Clubs.

Board Memberships and Joint Ventures

Employees should be mindful that purchasing and/or selling shares of publicly traded companies when the Employee or their Immediate Family Member serves on that company’s Board of Directors may require additional reporting and/or prior approval by that company. Please contact the Compliance Department of that company for guidance. Employees who serve on the Board of Directors for Prudential Affiliated Exchange Traded Funds, Affiliated Closed-End Funds, or Affiliated Open-End Mutual Funds are exempt from this requirement. Additionally, Employees serving on the Board of Directors for Prudential-affiliated joint ventures may be subject to trading restrictions on shares issued by the joint venture’s partner(s). Please contact the Compliance Operations or Local Business Unit Compliance for guidance.

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PGIM Real Estate – Prudential Retirement Real Estate Fund (“PRREF”) Restrictions

PGIM Real Estate Employees, as well as certain other individuals who have been specifically notified, collectively called “PRREF Covered Individuals”, are subject to special restrictions and requirements relating to PRREF. PRREF Covered Individuals are subject to the PRREF trading window and blackout period procedures. Generally, PRREF Covered Individuals are only permitted to execute PRREF transactions during a PRREF open trading window. However, certain limited transactions are permissible during blackout periods. Please contact your Compliance Officer for additional information regarding blackout period exclusions.

Controls have been established to prevent prohibited transactions during closed trading windows. If a blocking system fails, the Employee is still responsible for adherence to these Standards. PGIM Real Estate compliance officers will send PRREF trading window and blackout period notices to all PRREF Covered Persons.

Section 8: Associated Persons

Prudential has three broker-dealers, Pruco Securities, LLC (“Pruco”), Prudential Investment Management Services LLC (“PIMS”), and Prudential Annuities Distributors, Inc. (“PAD”), referred to collectively as the “Prudential Broker-Dealers”. Unlike other Prudential businesses, the nature and scope of PIMS and PAD businesses are such that their Associated Persons generally do not, as a result of broker-dealer activity, have access to material nonpublic information concerning publicly traded securities.

The account disclosure process for all Associated Persons, including Registered Representatives of PIMS, Pruco, and PAD will be centralized through STAR. Therefore, all Associated Persons and Registered Representatives of the PIMS, Pruco and PAD broker dealers must disclose all reportable accounts using the STAR application. Additionally, all Associated Persons including Registered Representatives of PIMS, Pruco, and PAD will be required to complete the Annual Personal Securities Trading Acknowledgment and must adhere to the authorized broker-dealer requirements within the Securities Accounts and Authorized Broker-Dealers section above.

Additionally, these Employees must comply with the following SEC and FINRA related personal securities trading requirements that apply to Associated Persons:

●	Notify the applicable Prudential Broker-Dealer, in writing, prior to opening an account at another broker-dealer, and notify the other broker-dealer that they are an Associated Person of a Prudential Broker-Dealer.
●	Annually, sign a statement affirming that they have read and understand Prudential’s Securities Trading Standards.
●	Do not purchase equity securities in an Initial Public Offering; such purchases are prohibited. This prohibition applies to purchases in your Securities Accounts and in the Securities Accounts of your Immediate Family; and
●	Pre-clear all private placement transactions through your Local Business Unit and Broker- Dealer Compliance Officer, including purchases and sales of limited partnership interests.

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Associated Persons and Registered Representatives affiliated with Pruco are prohibited from engaging in private securities transactions.

Associated Persons should also refer to the personal trading related requirements set forth in the policies and procedures of the Prudential Broker-Dealer that they are associated with.

Section 9: Acknowledgements

For U.S. based Employees, all reports and acknowledgements must be completed via STAR. For Employees outside of the U.S., reports and acknowledgements are coordinated via your Local Business Unit Compliance Officer and, depending on your location, must be disclosed via STAR. Based on your classification, you may be required to complete one or more acknowledgements upon hire, transfer, or role change. Failure to complete acknowledgements in a timely manner may result in disciplinary action such as monetary penalties, suspension without pay, reduction in PTO days, or other disciplinary action up to and including termination of employment.

Initial and Annual Account Acknowledgement

Upon hire/transfer, all Access Persons and Investment Persons must acknowledge receipt of these Standards and attest that they have complied with these Standards and related policies. This Acknowledgement Form includes a listing of the location of all reportable Securities and Futures Commission Merchants Accounts, including those held at Authorized Broker-Dealers and those held at unauthorized firms.

Your signature on the Acknowledgement Form will confirm that you have instructed all brokers for such accounts to send duplicate copies of account statements and trade confirmations to PST Operations, if required. Additionally, by signing the Acknowledgment Form you agree to notify Compliance Operations of any changes to your accounts that are not held at an Authorized Broker- Dealer or Authorized Futures Commission Merchants per an exception that has been granted to you.

Initial and Annual Holdings Report

Within ten (10) calendar days of becoming an Access Person or Investment Person, the employee must disclose their personal securities holdings and futures holdings. This Initial Holdings report must include all holdings of private securities (e.g., limited partnership interests, private placements, hedge funds, etc.) and all holdings of proprietary and certain non-proprietary sub-advised mutual funds. This includes non-proprietary sub-advised mutual funds positions held in 401(k) Plans held at other companies, variable insurance products, and annuities, excluding money market funds. Security positions held in Discretionary Managed Accounts and certain trust accounts are not required to be reported on an Initial Holdings Report. All Initial Holdings Reports must include information that is current within the previous forty-five calendar days.

Initial and Annual Investment Adviser’s Code of Ethics

All Access Persons, Investment Persons, and Supervised Persons must file Investment Adviser Code of Ethics (“Code”) attestation acknowledging:

●	Acknowledge receipt of their Investment Adviser Code of Ethics (“Code”), including these Standards and any amendments to the Code and/or Standards;

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●	Compliance with all applicable federal securities laws; and
●	Disclosure of any violations of the Code including these Standards to his/her Chief Compliance Officer or Compliance Operations.

Initial and Annual Information Barrier Standards Acknowledgement

Certain Access Persons and Investment Persons must submit an acknowledgment that s/he has received training on Prudential’s Information Barrier Standards, have read and understand the Information Barrier Standards and will abide by the terms stated therein.

Broker Consent

Certain brokers may require written consent forms with physical signatures from all account owners, including Immediate Family Members, prior to transmitting personal trading data to Prudential Financial, Inc. for new and existing accounts. To assure compliance with these Standards, you must provide consent in a manner required by each broker.

PST Data Protection Acknowledgement

Access Persons and Investment Persons must submit an acknowledgment that s/he has read and understands the notice or, where required by local law, s/he has provided consent for the collection and transfer of personal financial data.

Other Compliance Acknowledgements and Certifications

Employees may be required to submit additional acknowledgements or certifications upon request as regulatory requirements change and industry standards evolve. Employees will be notified by Compliance when new acknowledgments are required.

Section 10: Administration and Recordkeeping

Non-Compliance

Employees are required to promptly report non-compliance with these Standards to their business unit Chief Compliance Officer or his/her designee. Incidences of non-compliance that are reported or detected through internal monitoring will be reported to the Personal Securities Trading/ Code of Ethics Committee This Committee will review all incidents and determine any sanctions or other disciplinary actions that may be deemed appropriate. Depending on the facts and circumstances of the incident, sanctions may include verbal reminders, educational letters, disciplinary letters, monetary penalties, suspension without pay, personal trading ban, reduction in PTO days, or other disciplinary action up to and including termination of employment. In accordance with FINRA Rule 3110, certain transactions by Registered Representatives prompting an investigation, may require notification to the SRO.

Exceptions

While exemption from certain provisions of these Standards may be granted by the Local Business Unit Compliance Officer (as noted in the sections above), exemption from the Standards in their entirety may only be granted by the Chief Compliance Officer of Prudential Financial, Inc. In all instances,

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exceptions will only be granted where such exception would not violate laws or regulations.

All personal trade monitoring requirements outlined in these Standards remain in effect while an Employee is on leave of absence, disability, or vacation. In certain circumstances, when the Employee will have no access to Prudential or its systems while on extended leave, the Employee may request a temporary suspension from certain requirements.

The Employee must work with the appropriate business unit compliance officer (and management) to document the circumstances and obtain such an exemption. Until such time as an exemption is granted in writing, all requirements remain in effect for that Employee and his/her Immediate Family Member(s).

Recordkeeping

Prudential’s registered investment advisers are required under the Investment Advisers Act of 1940 and the Investment Company Act of 1940 to keep records of certain transactions in which Access and Investment Persons have a direct or indirect beneficial interest. Compliance Operations, with assistance from the business unit compliance teams, maintains all records relating to compliance with these Standards such as pre-clearance requests, exception reports, memoranda relating to non-compliant transactions, records of violations and any actions taken as a result thereof, acknowledgements, and the names of Access Persons. These records are maintained in accordance with applicable law and Prudential’s Recordkeeping Standards.

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EXHIBIT A

Definitions

Affiliated Exchange Traded Fund – a proprietary fund advised by Prudential, or a non-proprietary fund subadvised by Prudential, and any fund whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Affiliated Closed-End Fund – a proprietary closed-end fund advised by Prudential, or a non- proprietary closed-end fund subadvised by Prudential, and any closed-end fund whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Affiliated Open-End Mutual Fund - a proprietary investment company advised by Prudential, or a non- proprietary investment company subadvised by Prudential, and any investment company whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Authorized Broker-Dealer and Authorized FCMs* - the Authorized Broker-Dealers include:

●	Charles Schwab
●	Chase Investor Services Corp (CISC)
●	Computershare Investor Services (Prudential Stock only)
●	Edward Jones
●	E*TRADE
●	Fidelity Investments
●	Goldman Sachs
●	JP Morgan Chase
●	Merrill Lynch
●	Morgan Stanley
●	Pruco Securities
●	Raymond James
●	TD Ameritrade
●	UBS Financial Services
●	Vanguard
●	Wells Fargo Advisors
●	Apex Clearing Corporation (only for accounts opened through the Link trading platform)**

*Authorized Futures Commission Merchants (FCMs) – Authorized FCMs for trades of futures instruments include:

●	E*TRADE Futures LLC
●	TD Ameritrade Futures & Forex LLC
●	UBS

**Duplicate statements and confirmations are not required for Link accounts established with Apex Clearing Corporation given its algorithm-based model. Self- directed brokerage accounts established with Apex Clearing Corporation are not permitted under these Standards without prior Compliance approval.

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Automatic Investment Plan – regular periodic purchases (or withdrawals) that are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes dividend reinvestment plans (“DRIPs”) and Employee Stock Purchase Plans (“ESPPs”).

Broad Based Securities Market Index - an index that is not specific to a sector and is comprised of a minimum of 100 constituents, where the top 10% of constituents cannot account for more than 40% of the index.

Company - Prudential Financial, Inc. and its subsidiaries, otherwise known as “Prudential.”

Covered Security - includes all securities and futures in which an Access Person or Investment Person has the opportunity, directly or indirectly, to profit or share in the profit derived from transactions in such securities. This includes all equity, debt, and derivative related transactions with the exception of:

➢	direct obligations of the U.S. Government;[3] (except that PGIM Fixed Income employees are required to pre-clear U.S. Treasury debt issuances, pursuant to the sixth bullet point below);
➢	bankers’ acceptances;
➢	bank certificates of deposit;
➢	commercial paper;
➢	high quality short-term debt instruments (rated in one of the two highest categories by an NRSRO & maturity of less than 366 days), including repurchase agreements (must be pre- cleared only by Employees in Prudential’s Chief Investment Office and Enterprise Risk Management);
➢	All bills, notes, and bonds, including U.S. Treasury debt issuances (except these issuances, other than U.S. Savings Bonds, must be pre-cleared only by Employees of PGIM Fixed Income);
➢	Currencies (except that currencies must be pre-cleared only by Employees of PGIM Fixed Income);
➢	Cryptocurrencies that are not securities (the underlying digital currency does not require pre-clearance; however, initial coin offerings and cryptocurrency-based ETFs/futures contracts require pre-clearance and Annual Holdings Report disclosure, if applicable, just like other ETFsand futures contracts);
➢	shares issued by money market funds;
➢	shares issued by open-end mutual funds (excluding the PFI Common Stock Fund);
➢	unaffiliated annuities and life insurance contracts;
➢	529 plans purchased directly from a state sponsor;
➢	Prudential related securities (except these securities must be pre-cleared only by Employees in PGIM Quantitative Solutions LLC (PGIM QS) as wellas Designated Persons); and
➢	Exchange Traded Funds (except that these Funds must be pre-cleared only by Employees of PGIM Fixed Income, PGIM Quantitative Solutions LLC (PGIM QS), PGIM Investments, GRES, and by Employees based in Europe).
➢	Unit Investment Trusts (exchange traded funds structured as unit investment trusts follow the preclearance requirements noted above)

3 Includes securities that carry full faith and credit of the U.S. Government for the timely payment of principal and interest, such as Ginnie Maes, U.S. Savings Bonds and U.S. Treasuries.

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Discretionary Managed Account – an account managed on a discretionary basis by a person other than the Employee or possibly an algorithmic tool (robo-adviser), over which the Employee has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein. A Discretionary Managed Account must have a formal investment management agreement that provides full discretionary authority to a third-party money manager.

Dividend Reinvestment Plan (DRIPs) – a stock purchase plan offered by a corporation whereby shareholders purchase stock directly from the company (usually through a transfer agent) and allow investors to reinvest their cash dividends by purchasing additional shares or fractional shares.

Employee - any person employed by Prudential. While contingent workers are not Employees, those contingent workers that obtain information regarding the purchase or sale of securities in portfolios managed by the Company may be subject to these Standards, as determined on a case-by-case basis.

STAR System – a third-party vendor system used by Prudential to facilitate the surveillance and reporting of personal securities trading information, disclosures, certifications and reporting. Employees’ personal data, including personal trading information, is housed on Prudential’s own servers behind the Prudential firewall. Only authorized persons within the Prudential Compliance Department have access to this information.

Immediate Family Member – any of the following relatives who share the same household with you and are financially connected to you: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in- law, including adoptive relationships. The term also includes any related or unrelated individual who resides with, or whose investments are controlled by, or whose financial support is materially contributed to by, the Employee, such as a significant other or domestic partner. For example, this could include individuals with whom you share living expenses, bank accounts, rent or mortgage payments, ownership of a home, or any other material financial support. These situations should be reviewed on a case-by-case basis by the business unit compliance officer or Compliance Operations. Due to applicable laws, employees located in Japan (excluding PGIM) are not required to disclose or report information regarding accounts for which a spouse, dependent family member and/or minor child has a beneficial interest.

Initial Public Offering – an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before registration was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Club – a group of two or more people, each of whom contributes monies to an investment pool and participates in the investment making decision process and shares in the investment returns.

Local Business Unit Chief Compliance Officer – the Chief Compliance Officer who is responsible for overseeing your business unit. If you do not know who your Local Business Unit Compliance Officer is contact Compliance Operations at PST.help@prudential.com.

Local Business Unit Compliance Officer – the Compliance Officer who is responsible for assisting your business unit. If you do not know who your Local Business Unit Compliance Officer is contact Compliance Operations at PST.help@prudential.com.

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Material Nonpublic Information - information that is not generally available to the investing public that an investor, considering all the surrounding facts and circumstances, would find important in deciding whether or when to buy, sell, or hold a security.

Monitored Persons - the term Monitored Persons refers collectively to Access Persons, Investment Persons, Supervised Persons, Associated Persons Designated Persons. This term is used by Compliance Operations for back-end monitoring purposes.

Non-Volitional – securities account activity related to: i) transactions in approved Discretionary Managed Accounts; ii) transactions in pre-approved dividend reinvestment plans; iii) transactions resulting from automatic rebalancing plans; and v) receipt of employee stock or option bonus awards.

NRSRO – an SEC registered Nationally Recognized Statistical Rating Organization (NRSRO). Such entities assess the creditworthiness of an obligor as an entity or with respect to specific securities or money market instruments.

Private Placement - an offering that is exempt from registration under the Securities Act of 1933, as amended, under Sections 4(2) or 4(6), or Rules 504, 505 or 506 there under.

Private Securities Transaction - any securities transaction outside the regular course or scope of an associated person’s employment with a member, including but not limited to, new offerings of securities which are not registered with the Securities and Exchange Commission, but not including transactions in investment company and variable insurance and annuity securities.

Restricted List – a listing of securities in which trading by Employees, depending on their designation and access, is generally prohibited.

Securities Accounts – a securities account is an account for which an Employee directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect beneficial interest in the account or directly or indirectly, influences or has control over the account. This includes:

●	personal accounts;
●	accounts in which your spouse has a beneficial interest*;
●	accounts in which your minor children or any dependent family member has a beneficial interest*;
●	joint or tenant-in-common accounts in which you are a participant;
●	accounts for which you act as trustee, executor or custodian;
●	accounts over which you exercise control or have investment discretion;
●	accounts of any Immediate Family members;
●	accounts in which purchases and sales are limited to Affiliated Open-End Mutual Funds; and
●	accounts that hold Prudential related closed-end mutual funds.

* Due to applicable laws, Employees located outside of the United States may not be required to disclose or report information regarding accounts for which a spouse, dependent family member and/or minor child has a beneficial interest. Such Employees should contact their Local Business Unit Compliance Officer for clarification.

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Compliance Operations – Prudential’s Corporate Compliance Operations team.

Watch List – a listing of securities in which trading by Employees, depending on their designation and access, may be prohibited.

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EXHIBIT B

PERSONAL TRADING STANDARDS SUMMARY REQUIREMENTS
Employee Classifications[1] [1]Employees may have multiple classifications. Where conflicts exist between these the classifications, the most stringent requirement will apply.	Supervised Persons Only	Access Persons	Investment Persons	Broker/ Dealer Associated Persons
Acknowledgement Requirements
Complete New Hire, Annual Certifications and	Required	Required	Required	Required
Other Compliance Acknowledgements and
Certifications
Account Reporting Requirements
Report Your and Your Immediate Family Members’ securities accounts and future accounts	Not Required	Required	Required	Required
Report Your and Your Immediate Family Members’ transactions and holdings	Not Required	Required	Required	Required (transaction reporting only)
Maintain Accounts at Authorized Broker/Dealers and Authorized Futures Commission Merchants	Not Required	Required	Required	Required
Report Affiliated Open-End Mutual Fund Accounts and Prudential Sponsored Insurance/Annuity Products	Not Required	Required	Required	Required
401K Accounts Holding Stock or Affiliated Funds (accounts that do not hold stock or affiliated funds are not reportable)	Not Required	Required	Required	Required
Pre-clearance and Other Trading Requirements (Personal and Immediate Family Members)
Covered Securities	Not Required	Required (exclusions may apply for Pruco Access Persons)	Required	Not Required
Securities issued by Prudential “PRU” (See Prudential Securities & Trading Prohibitions Sections)	Not Required	Not Required (Required for PGIM QS)	Not Required (Required for PGIM QS)	Not Required
PESP	Not Required	Not Required	Not Required	Not Required
Deferred Compensation Plan	Not Required	Not Required	Not Required	Not Required
ETFs (including affiliated ETFs)	Not Required	Required (certain exclusions apply by business unit; see Covered Security definition)	Required (certain exclusions apply by business unit; see Covered Security definition)	Not Required
Open End mutual funds	Not Required	Not Required	Not Required	Not Required
Closed End mutual funds	Not Required	Required	Required	Not Required
IPOs	Not Required	Required	Prohibited	Prohibited

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PERSONAL TRADING STANDARDS SUMMARY REQUIREMENTS
Employee Classifications[1] [1]Employees may have multiple classifications. Where conflicts exist between these the classifications, the most stringent requirement will apply.	Supervised Persons Only	Access Persons	Investment Persons	Broker/ Dealer Associated Persons
Trading and Other Requirements

Private Placements including crowdfunding investments that are private placements

*Additional reporting/approval through OBA Manager. Pruco Registered Representatives and Associated Persons must contact their local Compliance Officer for additional reporting through Pruco’s Exception database.

	Not Required*	Required*	Required*	Required* (required for PIMS and PAD Associated Persons only; Prohibited for Pruco Associated Persons)
Non-brokerage Health Savings Account (HSA) (Involuntary liquidations due to plan sponsor change do not require pre-clearance)	Not Required	Not Required	Not Required	Not Required
Discretionary Managed/Adviser Accounts (Reportable but exempt from pre-clearance once approved by Compliance)	Not Required	Required	Required	Required
Access/Investment Person Blackout Period (excluding De Minimis Transaction)	Does Not Apply	Required for PGIM; exclusions by business unit (same day)	Required for PGIM; exclusions by business unit (7-day)	Does Not Apply
Affiliated Open-End Mutual Fund 60-day Holding Period	Does Not Apply	Does Not Apply (Certain Mutual Fund Officers may be subject to this requirement)	Applies	Does Not Apply
Short-swing profit 60-day holding period (excluding De Minimis Transaction)	Does Not Apply	Does Not Apply (Certain exclusions apply to SIRG Investment Persons; see Standards)	Applies (Certain exclusions apply to SIRG Investment Persons; see Standards)	Does Not Apply
Investment Clubs	Permitted	Prohibited	Prohibited	Prohibited
Manual transaction Entry for accounts held with unauthorized broker- dealers	Not Required	Required	Required	Required

CONTACTS: PST.HELP@PRUDENTIAL.COM

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Information Barrier Standards

INTRODUCTION

The Investment Advisor Code of Ethics and related Personal Securities Trading Standards require that businesses that routinely or predictably obtain material nonpublic information (“MNPI”) about issuers of publicly traded securities have policies and procedures designed to preserve the confidentiality of MNPI and prevent its communication to other areas of the Company unless in accordance with appropriate controls. Such policies and procedures must prohibit sharing MNPI within units except on a need-to-know basis, provide for restricted lists of relevant issuers and prohibit firm and personal trading in securities of restricted issuers. In addition, the policies and procedures of areas that manage investments of Prudential or its clients must establish and maintain information barriers that create appropriate physical and electronic data separation of such units from other investment units and include compliance monitoring procedures and employee training requirements and acknowledgement procedures designed to cause compliance with these Standards. Federal securities laws prohibit trading securities on the basis of MNPI and require Prudential to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of its business, to prevent the misuse of MNPI by Prudential or any Prudential employee.1 These Information Barrier Standards are designed to ensure that Prudential’s investment operations comply with these requirements and imposes restrictions on communication and use of issuer-related information by Prudential investment employees.

These Standards establish Information Barriers between and among Prudential’s investment units or groups of investment units identified in Exhibit A to these Standards (each an “Investment Sector”). These Standards are designed to allow Investment Sectors that commonly obtain MNPI about issuers of publicly traded securities to do so without affecting the investment activity of other Investment Sectors. The principal restriction imposed by these Standards is that, without the prior written approval of a Compliance Officer2, employees assigned to an Investment Sector may not communicate any information with respect to identified issuers of publicly traded securities as to which that Investment Sector has MNPI to any employee of another Investment Sector. It also prohibits employees of one Investment Sector from communicating with employees of another Investment Sector for the purpose of eliciting MNPI with respect to issuers of publicly traded securities. In addition, these Standards establish access restrictions, compliance monitoring procedures, training requirements and confirmation procedures that are designed to ensure compliance with the Standards’ communication restrictions.

All employees assigned to a Prudential Investment Sector are required to become familiar with and to comply with these Standards and to sign an annual statement confirming their understanding of and compliance with these Standards. Violations of these Standards will be considered serious matters and may lead to serious disciplinary actions, including termination of employment in appropriate cases, to the extent consistent with local law.

Any questions with respect to these Standards should be referred to Compliance Officers or the Law Department.

1 In addition, Prudential’s Personal Securities Trading Standards provide a description of MNPI and establish requirements and restrictions relating to employees’ personal trading.

2 In these Standards, “Compliance Officer” means (i) the PGIM Global Head of Compliance, (ii) his or her Deputy Chief Compliance Officer, (iii) the relevant investment unit’s senior Compliance Officer or (iv) designee of one of the foregoing.

2

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination – revised 12/14/2023

1.	COMMUNICATION RESTRICTIONS

A.

Designation of Investment Sectors. For purposes of these Standards, Prudential’s investment units have been designated as or grouped into “Investment Sectors,” listed in Exhibit A, that are presumed to have access to the same information about third-party issuers and accordingly share the same restricted lists. Investment units and their employees are prohibited from trading securities of issuers on the restricted list to which they are subject, whether for client, proprietary, or personal accounts.[3] Each Investment Sector and its constituent investment units (including their operations located outside the U.S.) and their employees are considered “walled off” from each other Investment Sector for purposes of the communication and access restrictions set forth in these Standards.

B.

Restricted Communications. Without the prior written approval of a Compliance Officer for each Investment Sector, except as provided below, an Investment Sector employee may not communicate to any employee of another Investment Sector any information (whether or not material or nonpublic) with respect to:

(i)	an issuer whose name appears on his or her Investment Sector’s restricted list; or
(ii)	any other identified issuer of publicly traded securities with respect to which he or she has MNPI.[4]
(iii)	Any specific confidential information of a client of the Investment Sector.

In addition, Investment Sector employees may not communicate with employees of another Investment Sector for the purpose of:

(i)	eliciting MNPI with respect to an issuer of publicly traded securities;
(ii)	determining whether they have MNPI with respect to particular issuers of publicly traded securities; or
(iii)	determining whether the names of particular issuers of publicly traded securities appear on another Investment Sector’s restricted list.

These restrictions apply to both oral and written communication, including all digital communications. All digital communications must follow the Prudential Digital Communications and Internet Use Policy and Standards.

C.

Permitted Cross-Wall Communications. (1) Compliance Officers may approve communications o t h e r w i s e p r o h i b i t e d under paragraph 1B subject to such conditions as they may deem appropriate to ensure that Investment Sector employees will not communicate to employees of another Investment Sector any material non-public information with respect to identified issuers of publicly traded securities. Examples of conditions that may be deemed appropriate on a case- by-case basis include monitoring of oral communications by Compliance Officers or the Law

3 Restricted lists required under these Standards identify issuers of publicly traded securities with respect to which Investment Sectors have MNPI. Investment units may have or be subject to other restricted lists that are outside the scope of these Standards.

4 An issuer is covered by paragraph 1B and is deemed “identified” for purposes of these Standards whenever the information in question either includes the issuer’s name or other facts from which a knowledgeable investment analyst could infer its identity.

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Department, limiting the subjects to be addressed in oral communications, pre-clearing written communications and requiring use of code names in oral and written communications. The Compliance Department shall maintain a log of such approved cross-wall communications.

(2) An Investment Sector employee may communicate about an issuer whose name does not appear on his or her Investment Sector’s restricted list and with respect to which he or she does not have MNPI with an employee in another Investment Sector, provided that approval is provided by the Compliance Officer. This requirement applies to both oral and written communication, including all digital communication Business Unit Compliance shall maintain a log of such reported cross-wall communications. If an Investment Sector employee receives such a communication about an issuer that is on the restricted list to which he or she is subject or about which he or she has MNPI, the Investment Sector employee who receives such a request is required to seek approval from a Compliance Officer, who will document it and forward a record to Corporate Compliance on request.

D.

Determinations of Materiality; Materiality Guidelines. Questions about the materiality of particular non-public information that Investment Sector employees may have should be referred to Compliance Officers (who may make determinations in consultation with the Law Department) or directly to the Law Department.

Corporate Compliance, in consultation with the Law Department, shall maintain guidelines with respect to the materiality of non-public issuer-related information of the types commonly possessed by Investment Sector employees. All determinations of the materiality of non-public issuer-related information for purposes of these Standards shall be consistent with the materiality guidelines, except in cases where a Compliance Officer, in consultation with the Law Department, determines in writing that the materiality guidelines should not apply.

E.

Confidentiality Agreements. This Statement of Standards does not affect any party’s rights or obligations under confidentiality agreements restricting the internal or external communication of issuer-related information by Prudential employees. When an investment unit enters into a confidentiality agreement governing information to be received from a third party in connection with an actual or potential investment, the employee who signs the agreement is responsible for determining whether the subject company or its parent is an issuer of publicly traded securities (including debt securities) and, if so, he or she must promptly report the confidentiality agreement to a Compliance Officer so that the issuer may be placed on the Investment Sector’s restricted list, unless the employee determines, in consultation with a Compliance Officer, that the confidentiality agreement is not likely to result in receipt of MNPI. [5] Investment units must take reasonable precautions to ensure that confidential information is not shared with other investment units within the same investment sector.

2.	ACCESS RESTRICTIONS

A.

Internal Meetings. Investment Sector employees must observe the communication restrictions in paragraph 1B in making presentations at any internal meetings where they are aware that employees of another Investment Sector are in attendance. Additionally, without the prior written approval of a Compliance Officer, Investment Sector employees may not attend or participate

5 Note that when a confidentiality agreement governs information to be provided to a third party, the fact that the third party seeks to complete a transaction could involve MNPI requiring the third party to be placed on the Investment Sector’s restricted list.

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in those parts of Board of Directors, Investment Committee, Capital and Financial Controls Committee or other oversight meetings (such as Risk Management, PGIM Investment Committee or other meetings attended by employees of other Investment Sectors) or teleconferences or videoconferences during which employees of another Investment Sector make presentations that are expected to include discussion of an identified issuer of publicly traded securities with respect to which the presenting Investment Sector has MNPI.

B.

Records. Without the prior written approval of a Compliance Officer, Investment Sector employees may not have access to board or committee memoranda, portfolio reports, paper or electronic files or computer databases prepared or maintained by another Investment Sector that include non-public information with respect to identified issuers of publicly traded securities. For purposes of this paragraph 2B, an Investment Sector’s restricted list, as well as non-public quality ratings assigned to issuers of debt securities, shall generally be deemed to incorporate non-public information.

C.

Office Space. All office space occupied by Investment Sector employees must have appropriate access control to limit access to such employees or persons not subject to these Standards or exempted from provisions hereof under paragraph 5A, B or C. Employees of two or more Investment Sectors shall not maintain offices on the same floor of any building, unless the office space for each Investment Sector is physically separated and the only investment unit employees that have free access to each respective space belong to a single Investment Sector. Access should be limited through coded identification cards or another method approved by Compliance Officers. Without either the prior written approval of a Compliance Officer or a Compliance escort, Investment Sector employees (other than those exempted from provisions hereof under paragraph 5A, B or C) may not enter the office space of another Investment Sector.

D.	Trading Rooms. Without a Compliance escort, Investment Sector employees may not enter a public securities trading room maintained by another Investment Sector.

3.	COMPLIANCE MONITORING

A.

Restricted Lists. The Compliance unit supporting each Investment Sector shall maintain in electronic format a list of all issuers of publicly traded securities with respect to which such Investment Sector has MNPI. Whenever any Investment Sector employee obtains (from any source, including without limitation data warehouses such as IntraLinks, meetings with corporate insiders and financial statements or projections received from issuers) MNPI with respect to an issuer of publicly traded securities, he or she must immediately notify a Compliance Officer, who shall immediately arrange for the issuer’s name to be placed on the Investment Sector’s restricted list, except in certain limited situations as provided in paragraph 3B, and maintained thereon until such time as a Compliance Officer concludes that no employee of that Investment Sector possesses MNPI with respect to the issuer. Without the prior written approval of a Compliance Officer and the Law Department, an Investment Sector employee may not purchase or sell, for any account, securities of any issuer whose name appears on the restricted list to which he or she is subject, or any derivative contracts in respect of such securities, unless the purchase or sale is from or to the issuer or an underwriter for the issuer.

B.

Isolated Information Barriers. In certain circumstances, the PGIM Global Head of Compliance, in conjunction with the Law Department, may determine in writing that it is appropriate to place an isolated information barrier around one or more persons within an Investment Sector with respect to an identified issuer about which they have received or are expected to receive MNPI. In these

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situations, the issuer need not be placed on the Investment Sector’s restricted list and investment unit Compliance in consultation with the Law Department will determine other appropriate procedures and restrictions that may apply. Investment Sector Compliance, in conjunction with the Law Department, shall develop and maintain procedures governing the circumstances in which an isolated information barrier may be established and how it shall be maintained and monitored. These procedures must provide that only specific named individuals be designated; that Corporate Compliance be advised of their names and the name of the issuer for purposes of monitoring trading; that the barrier be regularly assessed by investment unit Compliance; that written approvals and other appropriate records be maintained; and that the designated individuals be notified of appropriate restrictions on communication about the issuer and be provided guidance on how to conduct themselves while the barrier is in effect. In the event of any breach of an isolated information barrier, investment unit Compliance shall immediately place the issuer on the Investment Sector’s restricted list.

C.

Monitoring of Investment Sectors that Trade in Public Markets. Periodically, Corporate Compliance shall arrange for (i) reports of trades executed by Investment Sectors participating in public market activities during the 15 preceding calendar days to be compared with certain Investment Sector restricted lists, (ii) trades in securities of issuers whose names appear on these restricted lists to be identified and (iii) such trading activity to be reviewed and, in appropriate cases, investigated pursuant to procedures approved in writing by Corporate Compliance. Results of these investigations shall be documented.

D.

Monitoring of Employee Trading. Corporate Compliance shall arrange for reports of trades executed by Investment Sector employees for their own personal accounts to be compared with the Investment Sector restricted lists in accordance with Prudential’s Personal Securities Trading Standards.

4.	TRAINING AND CONFIRMATIONS

A.

Initial Training. Whenever an employee becomes an Investment Sector employee (other than upon transfer from another Prudential Investment Sector), he/she shall be provided access to a copy of these Standards and the materiality guidelines established pursuant to paragraph 1D.

Within 30 days of becoming a new Investment Sector employee, every employee must participate in a training presentation on these Standards in accordance with the relevant training program(s) established by Compliance.

B.

Periodic Training. Except as approved by a Chief Compliance Officer, each Investment Sector employee must participate in periodic training, on these Standards as prescribed via the training program(s) established by Compliance.

C.

Annual Confirmations. At least once in each calendar year, each Investment Sector employee must file with Corporate Compliance written confirmation that he or she (i) has read and understands these Standards, (ii) participated in periodic refresher training on these Standards, (iii) complied with these Standards during the preceding calendar year and (iv) is not aware of any violation of these Standards by another Investment Sector employee that has not been brought to the attention of Compliance or Law. Failure to submit such confirmation in a timely fashion may lead to disciplinary action.

D.	Investment Sector Employee Transfers. Whenever an Investment Sector employee transfers to a

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different Investment Sector, the transferee shall sign and file with investment unit Compliance a statement (i) confirming the signer’s understanding of his or her new responsibilities under these Standards and (ii) identifying any issuer of publicly traded securities with respect to which he or she has MNPI. The names of any issuers of publicly traded securities so identified shall be immediately placed on the restricted list of the Investment Sector to which the employee has been transferred unless an isolated information barrier is created in accordance with paragraph 3B above.

5.	INDIVIDUALS OR SUPPORT FUNCTIONS DEEMED TO BE “ABOVE”

INFORMATION BARRIERS

A.

Investment Sector Senior Officers. Certain Investment Sector Senior Officers, each of whom is listed on Exhibit B, may have management or supervisory responsibility for more than one Investment Sector or may have responsibilities involving non-investments businesses. These Investment Sector Senior Officers are deemed to be “above” the information barrier(s) that separate such Investment Sectors from each other and accordingly shall not be subject to the access and communication restrictions set forth in these Standards relating to such barrier(s), provided that these individuals meet the requirements listed in paragraph 5D below. These individuals are nevertheless prohibited from disclosing non-public information about a publicly traded issuer to any investment unit employee whose Investment Sector does not already have the information without prior approval of a Compliance Officer. Individuals designated as Investment Sector Senior Officers will be notified in writing of their status by investment unit Compliance.

B.

Investment Sector Support Functions. Due to their job function and requirements, certain Investment Sector Support Functions, each of which is listed on Exhibit A, may support or have access to information for one or more Investment Sectors. In certain instances, the employees of Investment Sector Support Functions may be deemed to be “above” the information barriers that separate such Investment Sectors and are not subject to the access and communication restrictions set forth in these Standards, provided that these individuals meet the requirements listed in paragraph 5D below. However, Investment Sector Support Function employees who support, and are physically located within space occupied by, an Investment Sector are not deemed to be above any information barrier and are deemed to be employees of the Investment Sector they support, other than Compliance Officers and the Law Department who shall in all cases be deemed to be above all information barriers. Employees of the Investment Sector Support Functions who are deemed to be above an information barrier are prohibited from disclosing non- public information about a publicly traded issuer to any investment unit employee who does not already have access to the information without prior approval of a Compliance Officer. Units designated as Investment Sector Support Functions will be notified in writing of their status by investment unit Compliance, which will maintain records of the determinations made to designate Investment Sector Support Functions.

C.

Additional Limited Exceptions. In certain circumstances, the PGIM Global Head of Compliance or for any Investment Sector, its Chief Compliance Officer, in conjunction with the Law Department, may classify certain individuals as being “above” an information barrier and therefore not subject to the access and communication restrictions set forth in these Standards. These individuals are nevertheless prohibited from disclosing non-public information about a publicly traded issuer to any investment unit employee who does not already have access to the information without prior approval from a Compliance Officer. Investment unit Compliance will advise such individuals in writing of their status and of any specific restrictions that Compliance determines should apply to their conduct.

D.	Above the Information Barrier Criteria. Investment Sector Senior Officers or Support Functions (other than Compliance Officers and the Law Department employees listed in Exhibit A who are

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deemed to be in all cases above all information barriers) must meet the following criteria in order to be deemed above an information barrier:

i.	They do not have trade date access to trading information of any Investment Sector through reports, regular communication or access to trading systems (during normal trading hours).
ii.	They do not make trading or investment decisions or have any direct day- to-day investment management responsibilities for any units engaging in public market or private investment activity.
iii.	They do not participate in regular periodic meetings where specific securities to be purchased or sold by any investment unit engaging in public market activity are discussed.

6.	EXCEPTIONS AND MODIFICATIONS

A.

Approval. Prudential’s Chief Compliance Officer is authorized to approve exceptions to and modifications of this Statement of Standards. However, in the case of Office Space (Section 2.C.), the PGIM Global Chief Compliance Officer is authorized to approve exceptions where the space in question involves two or more PGIM businesses and does not involve any non-PGIM businesses, with the exception of any non-PGIM associates who serve in a supporting function to these PGIM businesses (i.e., Global Technology, Communications, Finance, etc). Approvals shall be in writing and shall set forth the basis and rationale therefore and any conditions to which the approval is subject.

B.

Information Barrier Breaches. Any known breach of an information barrier shall be documented by investment unit Compliance and a record of the breach shall be sent to Corporate Compliance. When a breach of an information barrier results in material non-public information about an issuer of publicly traded securities being passed to another Investment Sector, unless an isolated information barrier is established pursuant to paragraph 3B, investment unit Compliance must immediately place the issuer on the recipient Investment Sector’s restricted list. If, at the time of the breach or promptly thereafter, it is determined that in spite of the fact that the name of the issuer was disclosed to another Investment Sector, no MNPI was disclosed, a Compliance Officer may determine that the issuer does not have to be placed on, or may be removed from, the recipient’s restricted list.

7.	MISCELLANEOUS

A.

Prior Policy Statements. This Statement of Standards supersedes all prior policy statements restricting the communication and use of issuer-related information by Prudential investment units generally and prior exceptions thereto, but it shall not supersede policy statements adopted by particular Prudential investment units that are consistent with these Standards.

B.	New Investment Sector Senior Officers and Investment Sectors. Exhibits A and B to these Standards may be amended with the written approval of the Chief Compliance Officer of the Investment Sector.

C.

Records. Corporate Compliance shall maintain a central file of the materiality guidelines established pursuant to paragraph 1D and all other written approvals, exceptions, violations, confirmations, determinations, memoranda and communications required by this Statement of Standards.

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Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination – revised 12/14/2023

D.

Business Continuation Events. One or more Investment Sectors will be permitted to establish space- sharing arrangements during a business continuation event. An Isolated Information Barrier Exception, as referenced in Section 3B of these Standards, will not be required provided the space- sharing arrangement does not exceed 30 calendar days. At the end of the 30-calendar day period, the Compliance Officer will obtain certifications from the impacted Investment Sector employees indicating that material, non-public information pertaining to another Investment Sector’s business activities was not shared or misused. Space-sharing arrangements exceeding 30-calendar days will require an Isolated Information Barrier Exception.

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Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination – revised 12/14/2023

Exhibit A

Graphic Depiction of Investment Sectors and Infrastructure Barriers Effective July 15, 2022

Investment Sector Senior Officers[1]

Certain Employees of Investment Sector Support Functions:[2] Compliance, Law, Finance, PGIM Executive Support, Internal Audit, PGIM Institutional Relationship Group, PGIM Institutional Advisory & Solutions, PGIM DC Solutions LLC, Operations & Systems and Risk Management

A. PGIM QS Investment Sector

Units:
PGIM Quantitative Solutions LLC

Restricted List:
PGIM QS Restricted List

B. PGIM Wadhwani-UK Investment Sector

Units:
PGIM Wadhwani LLP

Restricted List:
PGIM Wadhwani Restricted List

C. Jennison Investment Sector

Units:
Jennison Associates LLC

Restricted List:
Jennison Restricted List

D. Fixed Income Investment Sector

Units:
PGIM Fixed Income (all units and locations)
PGIM (Singapore) Pte. Ltd. – Fixed Income staff
PGIM Japan Co., Ltd.
PGIM Limited – Fixed Income staff
Capital Markets Group
PGIM Netherlands B.V.

Restricted List:
Fixed Income Rule10b-5 (Inside Information) Restricted List

E. PGIM Investments LLC Sector

Units:
Strategic Investment Research Group (SIRG)
PGIM Custom Harvest

Restricted List:
SIRG ETF Trading Universe Restricted List (includes PGIM Custom Harvest Investment Persons)

F. Private Investment Sector

Units:
PGIM, Inc. - PGIM Real Estate , excluding GRES
PGIM Real Estate (Europe) and affiliated/related entities (including but not limited to):
- PGIM Limited – PGIM Real Estate staff
- PGIM Real Estate (UK) Limited– PGIM Real Estate staff
- PGIM Real Estate Luxembourg SA
- PGIM Real Estate France SAS
- PGIM Real Estate Germany AG
- Montana Capital Partners

PGIM Real Estate (PanAsia) and affiliated entities (including but not limited to):
- PGIM (Singapore) Pte. Ltd. – PGIM Real Estate staff
- PGIM Real Estate (Japan) Ltd.
- PGIM (Hong Kong) Limited – PGIM Real Estate staff
- PGIM (Australia) Pty. Ltd.
- PGIM Korea Inc. – PGIM Real Estate staff

PGIM Real Estate - Latin America and affiliated/related entities
PGIM, Inc. – PGIM Private Capital (all units and locations)
PRICOA Capital Group (Ireland) Ltd.
PGIM Private Placement Investors, L.P.
PRICOA Capital Group Ltd. – PPC staff
Chief Investment Office[3]
Enterprise Risk Management (ERM) - Investment Risk Management
ERM Market Risk Management
Impact & Responsible Investing
PGIM Portfolio Advisors

Restricted Lists:
PPC Portfolio Holding List 90-Day Pricing List
PPC MNPI List
PPC Watch and Early Warning List, PGIM Real Estate Finance MNPI List, PGIM Real Estate MNPI List
Global REIT/REOC Restricted List
PGIM Real Estate MNPI List
Chief Investment Office Restricted List
Alternative Assets Restricted List
Impact Investment Restricted List
Montana Capital Partners Restricted List

G. PGIM Real Estate Investment Sector

Units:
PGIM Inc. – PGIM Real Estate, GRES staff (all units and locations)

Restricted List:
Global Real Estate Securities Restricted List ("GRL")

[1] Certain Investment Sector Senior Officers are deemed to be above the wall, see paragraph 5A, and are listed on Exhibit B.
[2] Certain employees of Investment Sector Support Functions are deemed to be above the wall, while others are deemed to be employees of the Investment Sector they support. See paragraph 5B.
[3] Includes Global Hedge Management (Prudential Global Funding)

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Exhibit B

Investment Sector Senior Officers

Prudential Financial, Inc. Chief Investment Officer

Chairman of PGIM’s Real Estate Businesses*

President and CEO of PGIM

Chief Operating Officer of PGIM

Chief Marketing Officer of PGIM

Chief Investment Officer International Insurance

Head of Global Hedge Management

*This position is “above the wall” only with respect to the following Investment Sectors: E. Private Investment Sector and F. PGIM Real Estate Investment Sector.

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Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination – revised 12/14/2023

Global Insider Trading Policy

Table of Contents

1.	Policy Statement	3
2.	Persons Subject to the Policy	3
3.	Additional Restrictions for Certain Individuals	4
4.	Sanctions and Penalties	4
5.	Definition of Material Non-Public Information	4
6.	Prudential Trading Policy	6
7.	Window Periods and Special Blackouts; Preclearance; Section 16	8
8.	Rule 10b5-1 Trading Plans	9
9.	Employee Responsibility and Non-Retaliation	9
10.	Training	9
11.	Post-Termination Transactions	9
12.	Company Transactions	10
13.	Related Material	10

Appendix A		A-1

2

Insider Trading Policy

Geographical Scope:	Global
Issued Organization:	Law Department
Issued By:	Ann Kappler, Executive Vice President and General Counsel
Owner:	Brian Spitser, Chief Disclosure Counsel
Published Date:	12/19/2023
Last Revised:	12/19/2023
Last Reviewed:	12/19/2023

1.	Policy Statement

Prudential Financial, Inc. (together with its subsidiaries, the “Company,” “Prudential,” or “we”) has an obligation under both U.S. federal and state securities laws to prohibit buying, selling, or making other transfers of securities by persons who have material non public information (“MNPI”), as defined in greater detail in Section 5 below. Prudential has adopted this Insider Trading Policy (“Policy”) to prevent insider trading and avoid the appearance of insider trading. You are responsible for ensuring that you do not violate federal or state securities laws or this Policy. This Policy has been designed to promote compliance with federal and state securities laws, and to protect Prudential, members of its Board of Directors and its employees from serious liabilities and penalties that can result from violations of these laws.

Persons with questions about this Policy should contact the Chief Disclosure Counsel, who is currently Brian Spitser.

2.	Persons Subject to the Policy

This policy applies to:

a.	Employees, Officers and Directors. This Policy applies to all employees, officers and directors of Prudential, anywhere in the world.
b.

Family Members. This Policy applies to your family members who reside with you (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in your household (other than a household employee), and any family members who do not live in your household but whose transactions in Company securities are directed by you or are subject to your influence or control, such as parents or children who consult with you before they trade in Company securities (collectively referred to as “Family Members”).

3

You are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with you before they trade in Company securities, and you should treat all such transactions for the purposes of this Policy and applicable securities laws as if the transactions were directed by you and for your own account. Family Members of Designated Persons or Pre-Clearance Persons (as each term is defined below) shall be considered Designated Persons and Pre-Clearance Persons, as applicable, pursuant to this Policy.

c.

Entities that you Control. This Policy applies to any entities that you influence or control, including any corporations, partnerships or trusts (collectively referred to as “Controlled Entities”), and transactions by these Controlled Entities should be treated for the purposes of this Policy and applicable securities laws as if they were directed by you and for your own account. Controlled Entities of Designated Persons or Pre-Clearance Persons shall be considered Designated Persons and Pre-Clearance Persons, as applicable, pursuant to this Policy.

d.	Third Parties. The Law Department may, at its discretion, require certain third parties, such as consultants or contractors who do or may have access to MNPI, to comply with the terms of this Policy.

3.	Additional Restrictions for Certain Individuals

Certain employees of the Company, such as employees associated with the Company’s investment advisory or broker dealer functions, may be subject to additional restrictions on personal securities trading that are not contained in this Policy. Any employee subject to such additional restrictions will have been notified by the Compliance Department of his or her designation as a “Supervised Person,” “Access Person” or “Investment Person” and should refer to the Investment Advisor Code of Ethics and/or specific Broker Dealer Compliance Manual for additional information regarding those restrictions.

4.	Sanctions and Penalties

Violations of insider trading laws can result in severe civil and criminal sanctions. You may have to pay civil fines for up to three times the profit you gained, or loss avoided by such trading, as well as criminal fines of up to $5 million. You also may have to serve a jail sentence of up to 20 years. In addition, Prudential may face civil penalties up to the greater of $1 million, or three times the profit gained, or loss avoided as a result of your insider trading violations, as well as criminal fines of up to $25 million.

5.	Definition of Material Non-Public Information

a.	Material Information.

“Material” information is information that, considering all of the surrounding facts and circumstances, a reasonable person would consider important in making a decision to buy, sell or hold a security. Both positive and negative information can be material. There

4

is no “bright line” between what is material and what is not. Since materiality must always be determined in light of all of the surrounding facts and circumstances, a change in those facts and circumstances may well change the nature of the information from non-material to material. Moreover, although multiple pieces of information may not be material individually, if the aggregate effect of those pieces would alter the “total mix” of available information regarding the issuer, then such pieces of information are considered material.

In general, information about financial results, plans or projections for Prudential, its divisions and reporting segments (e.g., the type of information that is typically included in the Company’s quarterly earnings release and investor presentations) should be presumed to be material.

In addition, other types of information that may be considered material include:

●	Joint venture, merger or acquisition or asset or business disposition
●	Entry into or termination of a material agreement
●	Financial forecasts, projections and predictions
●	Change in senior management
●	Significant litigation, governmental or regulatory action
●	Major personnel changes which may include significant layoffs or reorganizations
●	Change in capital investment plans
●	Change in actuarial assumptions
●	Non-renewal of a significant number of policyholders
●	Declaration of a dividend or change in dividend policy
●	Changes in credit or financial strength ratings
●	Changes in pricing or pricing assumptions
●	Offerings of Prudential securities
●	Repurchases or redemptions of Prudential debt or equity securities, including authorization of a program to effect future repurchases or redemptions
●	Significant cybersecurity breaches, data losses, service disruptions or similar incidents
●	Existence of an event-specific blackout period (discussed in Section 7a below)

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b.	Non-public Information.

“Non-public” information is information that has not been disclosed to the general public. In order to establish that the information has been disclosed to the public, the information must be widely disseminated. Information generally would be considered widely disseminated if it has been disclosed through the Dow Jones “broad tape,” newswire services, a broadcast on widely available radio or television programs, publication in a widely available newspaper, magazine or news website, or public disclosure documents filed with the SEC that are available on the SEC’s website. By contrast, information would likely not be considered widely disseminated if it is available only to the Company’s employees, or if it is only available to a select group of analysts, brokers and institutional investors. Once information is widely disseminated, it is still necessary to provide the investing public with sufficient time to absorb the information. As a general rule, information should not be considered fully absorbed by the marketplace until after the second full trading day after the day on which the information is released. If, for example, the Company were to make an announcement on a Monday, you should not trade in Company securities until after close of market on Wednesday. Depending on the particular circumstances, the Company may determine that a longer or shorter period should apply to the release of specific material nonpublic information.

6.	Prudential Trading Policy
a.	General Prohibition

You may not trade or transact, directly or indirectly, in Prudential securities when you have MNPI about Prudential.

In addition, if, in connection with your duties to Prudential, you obtain MNPI about another company, including but not limited to Prudential’s customers and suppliers, competitors, a company or business in which Prudential has invested, or a company with which Prudential is negotiating a major transaction, you may not trade in that company’s securities or the securities of another publicly traded company whose price may be affected by such information, until the information becomes public or is no longer material. Information that is not material to Prudential may nevertheless be material to another company.

There is no exception for small transactions or transactions that may seem necessary or justifiable for independent reasons, such as the need to raise money for an emergency expenditure.

b.	No Tipping

You may not convey MNPI about Prudential or another company to others. You also may not suggest that anyone purchase or sell any Prudential securities or any other company’s securities while you are in possession of MNPI regarding Prudential or such other company. These practices, known as “tipping,” also violate the U.S. securities laws and can result in the same civil and criminal penalties that apply if you engage in insider trading directly, even if you do not receive any money or derive any benefit from trades

6

made by persons to whom you passed MNPI. This Policy against “tipping” applies to information about Prudential and its securities, as well as to information about other companies. This Policy does not restrict legitimate business communications on a “need to know” basis.

c.	No Speculative Trading

It is against Prudential’s interest for you to engage in speculative transactions in Prudential securities. Therefore, with respect to Prudential securities, you may not engage in: (a) short sales (selling Prudential securities you do not own); (b) transactions involving publicly traded options or other derivatives, such as trading in puts or calls; or (c) hedging transactions.

d.	Pledging; Margin Accounts

Securities held in a margin account or pledged as collateral may be sold without your consent if you fail to meet a margin call or if you default on a loan and a margin or foreclosure sale may result in unlawful insider trading. Because of this risk, you are prohibited from pledging, or using as collateral, Prudential securities to secure personal loans or other obligations, and holding shares of Prudential common stock in a margin account.

e.	Transactions Subject to this Policy

For purposes of this Policy, references to “trading” and “transactions” include, among other things:

●	purchases and sales of Prudential securities in public markets;
●	sales of Prudential securities obtained through the exercise of employee stock options and the vesting of other equity awards granted by Prudential;
●	Elections made pursuant to the Company’s 401(k) plan, or deferred compensation plan, if such elections result in purchases or sales of Prudential securities;
●	Elections made pursuant to the Company’s employee stock purchase plan, and sales of the securities acquired pursuant to such plan;
●	making gifts of Prudential securities;
●	entering into, amending or terminating a Rule 10b5-1 plan; and
●	other economically equivalent transactions.

The exercise of Prudential stock options for cash and net exercises of stock options in which Prudential withholds shares to cover the aggregate exercise price and/or tax withholding obligations are not subject to this Policy. However, broker-assisted cashless exercises of Prudential stock options, in which the broker sells into the open market shares of Prudential common stock issued upon exercise of a stock option to cover the

7

aggregate exercise price and other obligations are subject to this Policy. The receipt or vesting of Prudential equity awards granted under the Company’s stock incentive plans is not subject to the Policy.

7.	Window Periods and Special Blackouts; Preclearance; Section 16
a.	Window Periods and Special Blackouts

“Designated Persons” are those individuals who are so designated from time to time by the Company, usually due to those individuals having routine access to quarterly financial data constituting MNPI. Designated Persons may only trade or transact in Prudential securities during an open “Trading Window,” which is the period of time commencing at the opening of business on the date that is two full trading days after an earnings release and ending at the close of business on the date that is two weeks prior to the end of each quarter, or such other period of time as determined at the discretion of the Law Department.

For the avoidance of doubt, the restrictions set forth in Section 6 above, including the prohibition against trading while in possession of MNPI, apply at all times regardless of whether the Trading Window is open or closed.

From time to time due to certain developments relating to MNPI, Prudential may implement special blackout periods during which the Company may notify particular individuals that they should not engage in any transactions involving the purchase or sale of Prudential securities or the securities of another company. If you are subject to a special blackout period, you must not trade in the applicable company’s securities during such time and you must not disclose to others the fact that you are prohibited from trading.

It is not Prudential’s policy to impose special blackout periods every time that MNPI exists, or every time that a Prudential employee may be in the possession of MNPI. Thus, the absence of a special blackout should not be interpreted as permission to trade.

b.	Pre-clearance Policy

Prudential requires directors and employees at the level of Senior Vice President and above (“Pre-Clearance Persons”) to obtain pre-approval in advance of effecting any purchase, sale or other trading of Prudential securities, other than transactions made under an approved Rule 10b5-1 Trading Plan pursuant to Section 8 below. The pre clearance requirement applies to Pre-Clearance Persons even if they are initiating a transaction during an open Trading Window and when a special blackout period is not in place.

If pre-clearance is granted, the transaction must be executed by the end of the first full trading day after the approval is obtained, but regardless may not be executed if you acquire MNPI concerning Prudential during that time. If a transaction is not completed within the period described above, the transaction must be pre-approved again before it may be executed.

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If a proposed transaction is not approved under the pre-clearance policy, you may not transact in Prudential stock, and you should not inform anyone within or outside of Prudential that your pre-clearance request was denied. Any transaction under a Rule 10b5-1 trading plan (discussed below) will not require pre-clearance at the time of the transaction.

Employees of the Company should submit pre-clearance requests electronically utilizing the Company’s STAR compliance system. Members of the Board of Directors who are not employees of the Company should submit pre-clearance requests to the office of the corporate secretary.

c.	No Short-Term Trading of Company Securities by Section 16 Reporting Persons

The SEC’s short-swing profit rules penalize Section 16 Reporting Persons who sell any Company securities within six months of a purchase by requiring such person to disgorge all profits to the Company whether or not such person had knowledge of MNPI. “Section 16 Reporting Persons” are members of the Company’s Board of Directors and certain executive officers who are subject to the reporting and “short-swing profit” liability provisions of Section 16 of the Securities and Exchange Act of 1934, as amended.

8.	Rule 10b5-1 Trading Plans

The Company permits employees at the level of Senior Vice President or more senior to enter into 10b5-1 trading plans. All Rule 10b5-1 trading plans, including any amendments or terminations, are subject to the Prudential Financial, Inc. Policy Concerning Rule 10b5- 1(c) Individual Trading Plans, attached hereto as Appendix A, and must be reviewed and approved in advance by the Law Department.

9.	Employee Responsibility and Non-Retaliation

Employees are required to promptly report any known violations of this Policy to their business or function Chief Legal Officer or Chief Compliance Officer. As set forth in Prudential’s Reporting Concerns and Non-Retaliation Master Policy, Prudential strictly prohibits retaliatory, threatening, or harassing acts against any employee for making a report in good faith of reasonably suspected unethical or unlawful behaviors or practices. Anyone found to have violated this Policy will be subject to disciplinary action.

10.	Training

Prudential takes reasonable steps to provide appropriate training on the use and protection of MNPI. It is the employee’s responsibility to complete required training, and to seek guidance from supervisors, management, Compliance or Law.

11.	Post-Termination Transactions

The Policy continues to apply to transactions in Prudential securities and other company’s securities even after termination of employment or service with Prudential. If an employee, officer or director has MNPI when his or her service terminates, that

9

person may not engage in any transaction in Prudential or the applicable company’s securities until that information has become public or is no longer material, except as otherwise specified in the Policy.

12.	Company Transactions

From time to time, Prudential may engage in transactions in its own securities. It is Prudential’s policy to comply with all applicable securities and state laws (including appropriate approvals by the Board of Directors or appropriate committee, if required) when engaging in transactions in Prudential securities.

13.	Related Material

Legal Standards for Internal and External Communications

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Appendix A

Prudential Financial, Inc. Policy Concerning Rule 10b5-1(c) Individual Trading Plans

Policy Concerning Rule 10b5-1(c)

Individual Trading Plans

A.	Permissibility of Individual Trading Plans under Insider Trading Policy.

Prudential Financial, Inc. (the “Company”) has adopted an Insider Trading Policy prohibiting, among other things, “insider trading” - that is, trading by Company officers, directors and employees in securities issued by the Company while they are aware of material non-public information. Failure to comply with these restrictions may result in violations of the federal securities laws and subject persons failing to comply to civil and criminal penalties and to discipline by the Company up to and including termination of employment.

Since material non-public information can come into existence or become known at any time, it can be difficult for certain officers, directors and employees to sell or purchase Company securities, or to exercise Company stock options, to meet personal financial objectives because they may not trade during periods in which they have such information. There also may be uncertainty as to whether particular information constitutes material non-public information, which in itself may effectively prevent the sale of Company securities, including the exercise of Company stock options, by persons aware of the information.

Partially addressing these limitations and concerns, Rule 10b5-1(c), adopted by the Securities and Exchange Commission, provides an affirmative defense to allegations of insider trading for trades implemented in accordance with a Rule 10b5-1(c) trading plan, also referred to below as an “Individual Trading Plan”, that is entered into by an insider while unaware of material non-public information.

Accordingly, the Insider Trading Policy provides for an exception to certain of the requirements of the Insider Trading Policy in the case of sales of Common Stock or exercises of Common Stock options implemented in accordance with a pre-established written Individual Trading Plan in conformity with this Policy.

B.	Eligibility to Enter into Individual Trading Plans.

This Policy is intended to permit entry into Individual Trading Plans by those officers and employees who are most likely to be effectively prevented or restricted as a legal or practical matter from selling Common Stock or exercising Common Stock options under the Insider Trading Plan because of the nature of their responsibilities or positions.

Individual Trading Plans satisfying the requirements of this Policy may be entered into only by the following persons (each an “Eligible Person”):

(a)	Executives at Grades 1 through 4 or equivalents (including all “Section 16 officers”); and
(b)	Employees at Grades 5 through 7 or equivalents identified by the General

Counsel as individuals whose job responsibilities entail the possession from time to time of material non-public information that may reasonably be expected to effectively prevent or restrict them as a legal or practical matter from selling Common Stock or exercising Common Stock options during “open trading window” periods established by the Company.

Any Individual Trading Plan entered into by an Eligible Person must satisfy all the conditions and requirements of this Policy.

C.	Scope of Permitted Individual Trading Plans.

This Policy permits an Eligible Person to enter into an Individual Trading Plan for the purpose of effecting any of the following transactions through that Eligible Person’s account at the brokerage firm (currently E*TRADE Financial) designated by the Company to provide broker/dealer services for the Prudential Omnibus Incentive Plan (each an “Eligible Transaction”):

(a)	the exercise of Common Stock options;
(b)	the sale of Common Stock received upon the exercise of Common Stock options;
(c)	the sale of Common Stock upon the lapse of restrictions applicable to grants of Restricted Stock or Restricted Stock Units; and/or
(d)	the sale of Common Stock received in respect of Performance Share awards.

This Policy does not contemplate or permit the use of Individual Trading Plans for any other transactions or for any transactions through any other brokerage account.

Eligible Transactions pursuant to an Individual Trading Plan established and implemented in accordance with this Policy may be effected in either “open trading window” periods or “closed trading window” periods.

D.	Requirements for Individual Trading Plans.

Under Rule 10b5-1(c), an Eligible Person’s Individual Trading Plan must: (a) specify the amount (number of shares or specified dollar value) of options to be exercised and/or securities to be sold and the price at which and the date on which the securities are to be sold; or (b) include a written formula or algorithm, or computer program, for determining the amount of options to be exercised and/or securities to be sold and the price at which and the date on which the securities are to be sold.

In general, an Individual Trading Plan must not permit the Eligible Person to exercise any subsequent influence over how, when or whether to effect an exercise or sale and must ensure that no other person who may exercise such influence under the Individual Trading Plan (such as the Eligible Person’s broker or financial advisor) is aware of material nonpublic information when doing so.

If you are an Eligible Person, you may enter into a written Individual Trading Plan for the purpose of carrying out one or more Eligible Transactions, provided that you satisfy (a)

all of the conditions and requirements of Rule 10b5-1(c) (the “Rule 10b5-1(c) Requirements”) and (b) such additional conditions and requirements as the Company may from time to time establish (the “Company Requirements”).

1.	Rule 10b5-1(c) Requirements.

For you to be entitled to the protection provided by Rule 10b5-1(c), you must satisfy all of the following Rule 10b5-1(c) Requirements:

(a)	You may only enter into or amend an Individual Trading Plan while you are not aware of material non-public information;
(b)

All your purchases and sales must be made in accordance with the Individual Trading Plan and, except pursuant to an amendment or termination approved in accordance with this Policy, you may not alter or deviate from, or try to influence in any way the transactions to be executed under, the terms of the Individual Trading Plan (whether by changing the amount, price, or timing of any sale or exercise);

(c)	You may not enter into or alter any corresponding or hedging transaction or position with regard to any options exercised or securities sold pursuant to your Individual Trading Plan;
(d)

Trading under the Individual Trading Plan cannot begin until the later of: (a) 90 days after the adoption of the Individual Trading Plan; or (b) two business days following the disclosure of the company’s financial results in a Form 10-Q or Form 10-K for the fiscal quarter in which the plan was adopted;

(e)

When adopting an Individual Trading Plan, you must include a representation in the Individual Trading Plan certifying, at the time of the adoption of the Individual Trading Plan, that: (a) you are not aware of MNPI about the Company or its securities; and (b) you are adopting the plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5;

(f)	You may not have another outstanding (and may not subsequently enter into any additional) Individual Trading Plans during the same period;
(g)

You many not have more than one single-trade Individual Trading Plan during any 12-month period. A “single-trade plan” is one “designed to effect” (e.g., has the practical effect of requiring) the purchase or sale of securities as a single transaction. A plan is not designed to effect a single transaction where the plan (a) leaves the person’s agent discretion over whether to execute the plan as a single transaction, or (b) provides that the agent’s future acts will depend on events or data not known at the time the plan is entered into (such as a plan to execute specified sales or purchases at each of several given future stock prices) and it is reasonably foreseeable at the time the plan is entered into that it may result in multiple transactions; and

(h)	You must act in good faith with respect to the Individual Trading Plan.

2.	Additional Company Requirements.

The Company requires that all Individual Trading Plans also satisfy the following Company Requirements:

(a)	The entry into and any amendment to or discretionary termination of an

Individual Trading Plan must be pre-cleared by persons within the Law Department and Compliance Department designated by the General Counsel to review Individual Trading Plans for compliance with applicable securities laws, this Policy and the Insider Trading Policy. Once the Individual Trading Plan is pre-cleared, no further pre-clearance is required for individual transactions executed in accordance with the Individual Trading Plan.

(b)

The Individual Trading Plan may only be entered into, amended or terminated at the discretion of the Eligible Person during a regular quarterly “open trading window” period and while there is no special “blackout” applicable to the Eligible Person.

(c)

The Eligible Person entering into an Individual Trading Plan shall furnish to the Company a Certificate substantially in the form of Exhibit A hereto, with such additions and modifications as the Law Department may from time to time generally or in any particular case determine to be necessary or advisable. Similarly, in connection with any amendment to or discretionary termination of an Individual Trading Plan, the Eligible Person entering into or agreeing to such amendment or termination may be required to furnish to the Company such additional certifications as the Law Department may from time to time generally or in any particular case determine to be necessary or advisable.

Eligible Persons should allow at least five business days after submission for review of an Individual Trading Plan by the Compliance Department and the Law Department. Note in this regard that the Rule 10b5-1(c) Requirement described in Paragraph 0(1)(a) above and the Company Requirement described in clause (b) of this Paragraph 0(2) must be satisfied on and as the date the Individual Trading Plan is executed rather than the date of submission. (See Paragraph J)

As part of its review, the Compliance Department will confirm with the Human Resources Department that the Individual Trading Plan is structured to ensure compliance with the Company’s Common Stock share retention requirements, to the extent applicable. (See Paragraph H)

The Company will require that all Individual Trading Plans give the Company the unilateral right, in its sole discretion, to terminate or suspend the Individual Trading Plan for any reason.

The requirements of clauses (a) through (c) of this Paragraph 0(2) do not apply to any termination of an Individual Trading Plan (i) on a fixed date established by the terms of the Individual Trading Plan, (ii) upon the completion of all transactions contemplated by the Individual Trading Plan, (iii) upon the commencement of proceedings in respect of or triggered by the Eligible Person’s bankruptcy or insolvency, (iv) upon the death of the Eligible Person, or (v) by the Company as contemplated in the immediately preceding paragraph.

To avoid potential legal issues, an Eligible Person establishing an Individual Trading Plan should do so independently of, and should not discuss or coordinate in advance the terms of his or her Individual Trading Plan with, any other Eligible Person.

Each Individual Trading Plan, and any amendment to or discretionary termination of any Individual Trading Plan, must be in writing. An Eligible Person is required to furnish to the General Counsel or persons designated by the General Counsel a complete execution copy of any Individual Trading Plan of such Eligible Person, and of each amendment thereto or document effecting any discretionary termination thereof, promptly after the execution thereof.

E.	Compliance with Other Rules, Regulations and Reporting Requirements.

A proper Individual Trading Plan will provide an affirmative defense against allegations of insider trading under Section 10(b) of the Securities Exchange Act of 1934 but does not relieve any Eligible Person of his or her obligations to comply with other federal or state legal and filing requirements applicable to transactions in securities of the Company. Accordingly, each Individual Trading Plan must provide appropriate mechanisms to ensure the Eligible Person complies with all laws, rules and regulations applicable to securities transactions under the Individual Trading Plan by that Eligible Person, including mechanisms to ensure compliance with the applicable volume and other restrictions of Rule 144 under the Securities Act of 1933 and the timely filing of all reports (including Forms 144 and Forms 4) required under Rule 144 and under Sections 13(d), 13(g) and 16 of the Securities and Exchange Act of 1934.

Eligible Persons who are “Section 16 officers” are reminded of the applicability of the “short swing profits” recovery provisions of Section 16(b) of the Securities Exchange Act of 1934 to their transactions in securities of the Company, including transactions effected pursuant to an Individual Trading Plan. In particular, depending on the terms of the Individual Trading Plan, it is possible that the Section 16 person may be effectively precluded from purchasing Common Stock outside of the Individual Trading Plan (except in exempt transactions) due to such provisions. The Eligible Person will be required to represent to the Company that he or she will not take any action, including purchases within six months of any sale under his or her Individual Trading Plan, that would trigger Section 16(b) “short swing” liability.

F.	Transactions Outside of Individual Trading Plan.

An Eligible Person should not assume that he or she will be free to buy or sell Common Stock or exercise Common Stock options outside of his or her Individual Trading Plan. Any purchases or sales or stock option exercises outside of the Individual Trading Plan remain subject to all of the restrictions and requirements, including applicable pre approval requirements, of the Insider Trading Policy. As indicated above, depending on the terms of the Individual Trading Plan, purchases outside of the Individual Trading Plan could give rise to liability for “short swing profits” under Section 16(b) of the Securities Exchange Act of 1934. Additionally, transactions both inside and outside of an Eligible Person’s Individual Trading Plan must be taken into account for purposes of determining compliance with the volume limitations of Rule 144 under the Securities Act of 1933. Finally, corresponding or hedging transactions or positions outside the Individual Trading Plan may result in the loss of the protections of Rule 10b5-1(c) for transactions under the

Individual Trading Plan.

G.	Public Announcement of Transactions.

The Company reserves the right to make public announcements (including the issuance of a press release and/or the filing with the Securities and Exchange Commission of a Current Report on Form 8-K) regarding any Individual Trading Plan, including but not limited to public announcement of information as to the timing of transactions and the amount and price of securities sold and the number of options exercised. Moreover, the Company is required to disclose in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K whether during the preceding quarter any director or officer adopted or terminated an Individual Trading Plan and certain information about such Individual Trading Plan.

H.	Share Ownership Requirements.

The Individual Trading Plan of any Eligible Person who is subject to the Company’s Common Stock share retention requirements must be structured to ensure compliance with those requirements. It is suggested that the Company’s voluntary share ownership guidelines be borne in mind by other Eligible Persons. As part of its review of Individual Trading Plans, the Compliance Department will confirm with the Human Resources Department that the Individual Trading Plan is structured to ensure compliance with the Company’s Common Stock share retention requirements, to the extent applicable.

I.	Certain Additional Responsibilities of Eligible Persons.

Pre-clearance of an Individual Trading Plan by the Company as contemplated by this Policy is conducted as part of the implementation of the Company’s insider trading policies. Such pre-clearance does not include a complete review of the Individual Trading Plan and does not constitute a statement or recommendation by the Company as to the advisability of the Eligible Person establishing or implementing such Individual Trading Plan or any Individual Trading Plan.

It is important to note that Rule 10b5-1(c) only provides a defense (which must be proven) in the event there is a claim alleging insider trading. It does not prevent anyone from bringing a claim or otherwise challenging a transaction. Nor does it prevent the media from reporting about any transaction.

Each Eligible Person is solely responsible for any and all fees and expenses, including account fees, and any and all trading or other losses incurred by such Eligible Person in connection with any Individual Trading Plan established by such Eligible Person, and the Company has and assumes no responsibility therefor.

If an Eligible Person’s employment with the Company terminates while the Eligible Person has an Individual Trading Plan in effect, the Individual Trading Plan will continue in effect notwithstanding such termination. The Eligible Person will be solely responsible for ensuring that the Individual Trading Plan, and any transactions thereunder, continue to satisfy all applicable legal and other requirements.

The Company strongly urges each Eligible Person to consult his or her independent legal, accounting and tax advisors regarding any Individual Trading Plan proposed to be established by such Eligible Person.

J.	Submission of Individual Trading Plans for Pre-Clearance; Questions About This Policy.

An Eligible Person with questions about this Policy should contact either (a) Richard Baker or Danny Fiore in the Compliance Department, (b) John Cafiero or Brian Spitser in the Law Department or (c) Kate Tekker, Eric Weinberg or Manting Zhang in the Human Resources Department.

An Eligible Person desiring pre-clearance of an Individual Trading Plan should submit the proposed Individual Trading Plan to Richard Baker or Danny Fiore in the Compliance Department. Eligible Person should allow at least five business days for review thereof. (See Paragraph 0(2))

EXHIBIT A TO POLICY CONCERNING RULE 10b5-1 TRADING PLANS

Certificate of Eligible Person

Concerning Rule 10b5-1(c) Individual Trading Plan

The undersigned, a Designated Person under the Insider Trading Policy of Prudential Financial, Inc. (the “Company”), hereby certifies as follows to the Company in connection with the Rule 10b5-1(c) trading plan proposed to be established by the undersigned (the “Individual Trading Plan”):

(1)The undersigned has furnished to the appropriate Company representatives a true and complete copy of the Individual Trading Plan for pre-clearance by the Company in accordance with the Company’s Policy Concerning Rule 10b5-1(c) Individual Trading Plans (the “Policy”);

(2)	As of the date the Individual Trading Plan is established, the undersigned is not aware of any material non-public information concerning the Company;

(3)The undersigned is entering into the Individual Trading Plan in good faith and not as part of a plan or scheme to evade compliance with Rule 10b5-1 under the Securities Exchange Act of 1934 or any other federal or state securities laws or regulations or the Company’s Insider Trading Policy or the Policy;

(4)

While the Individual Trading Plan is in effect, the undersigned will not enter into or alter any corresponding or hedging transaction or position with respect to the options or securities covered by the Individual Trading Plan;

(5)

The undersigned intends to complete all transactions contemplated by the terms of the Individual Trading Plan, and except pursuant to an amendment or termination pre-cleared in accordance with the Policy, the undersigned will not alter or deviate from, or try to influence in any way the transactions to be executed under, the terms of the Individual Trading Plan (whether by changing the amount, price or timing of any transaction);

(6)

The undersigned will not, directly or indirectly, communicate any material non-public information relating to the Company or its securities to any broker, dealer, financial advisor, trustee or any other third party that is involved, directly or indirectly, in executing the Individual Trading Plan at any time while the Individual Trading Plan is in effect or otherwise in violation of applicable Company policy or law;

(7)The undersigned will not take, and will ensure that any person or entity with which the undersigned would be required to aggregate sales of securities pursuant to paragraph (a)(2) or (e) of Rule 144 under the Securities Act of 1933 will not take, any action that would cause the sales made under the Individual Trading Plan not to meet all applicable requirements of Rule 144;

(8)

The undersigned will not take any action, including purchases within six months of any sale under the Individual Trading Plan, that will trigger “short swing profits” liability under Section 16(b) of the Securities Exchange Act of 1934;

(9)

The undersigned will timely make all filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 required in respect of transactions pursuant to the Individual Trading Plan (including filings of any required Forms 144, 4 and 5), it being understood that in the case of filings of Forms 4 and 5 under Section 16 of the Securities Exchange Act of 1934 the undersigned may satisfy this representation by following the Company’s prescribed practices and procedures in relation to such filings;

(10)

The undersigned has consulted with his or her own advisers as to the personal legal, tax, business, financial and related aspects of the undersigned’s establishment and implementation of the Individual Trading Plan and has not relied upon any advice with

For Internal Prudential Use Only- Notfor External Distribution

respect to such matters from the Company or its representatives; and

The undersigned understands that the Company may make public announcements (including the issuance of a press release and/or the filing with the Securities and Exchange Commission of a Current Report on Form 8-K) regarding the Individual Trading Plan, including but not limited to public announcement of information as to the timing of transactions and the amount and price of securities purchased or sold. Moreover, the Company is required to disclose in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K whether during the preceding quarter any director or officer adopted or terminated an Individual Trading Plan and certain information about such Individual Trading Plan.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this               day of                     ● 202    ●

Name:
Title:

For Internal Prudential Use Only- Notfor External Distribution